Exhibit 10.01
EXECUTION VERSION

CREDIT AGREEMENT
dated as of January 10, 2006
among
ORBIMAGE HOLDINGS INC.
ORBIMAGE SI HOLDCO INC.
ORBIMAGE SI OPCO INC., as the Borrower
CREDIT SUISSE FIRST BOSTON LLC,
as Lead Arranger and Bookrunner
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent
and
THE BANK OF NEW YORK,
as Collateral Agent

ii

iii

Schedules:
Schedule 1.01B — Transaction Related Expenses
Schedule 2.01 — Lenders and Commitments
Schedule 5.06 — Litigation
Schedule 5.10 — Insurance
Schedule 5.12 — ERISA
Schedule 5.22 — Ownership of Borrower
Schedule 5.23 — Broker’s Fees
Schedule 5.24 — TT&C Earth Stations; Licenses and Authorizations
Schedule 5.25 — In-Orbit Satellites
Schedule 6.13 — Cash Management Banks
Schedule 7.01 — Indebtedness
Schedule 7.02 — Existing Liens
Schedule 7.06 — Investments
Schedule 7.16 — Mortgaged Properties
Schedule 10.02 — Administrative Agent’s Office, Certain Addresses for Notices
Exhibits:
Exhibit A — Form of Notice of Extension/Conversion
Exhibit B — Form of Note
Exhibit C — Form of Assignment and Assumption
Exhibit D — Form of Compliance Certificate
Exhibit E — Form of Opinion of Counsel for the Borrower and the Other Loan Parties
Exhibit F — Form of Guaranty
Exhibit G-1 — Form of Security Agreement
Exhibit G-2 — Form of Mortgage
Exhibit H — Form of Administrative Questionnaire
Exhibit I — Form of OFAC/Anti-Terrorism Compliance Certificate

CREDIT AGREEMENT
          This Credit Agreement (“Agreement”) is entered into as of January 10, 2006, among, ORBIMAGE HOLDINGS INC., a Delaware corporation (“Parent”), ORBIMAGE SI HOLDCO INC., a Delaware corporation (“Holdings”), ORBIMAGE SI OPCO INC., a Delaware corporation (the “Borrower”), each guarantor from time to time party hereto, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse First Boston LLC as Lead Arranger and Bookrunner, Credit Suisse, Cayman Islands Branch as Administrative Agent and The Bank of New York (“BONY”) as Collateral Agent.
          As part of the financing contemplated by the Acquisition Agreement (such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article I), Parent, Holdings and the Borrower have requested that the Lenders extend credit in the form of a term Loan on the Closing Date in an aggregate principal amount of $50,000,000.00.
          The Lenders are willing to make the requested credit facility available on the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:
          “Account Debtor” means any Person who is or who may become obligated under, with respect to or on account of an “account”, “chattel paper” or a “general intangible” (as such terms are defined in the UCC).
          “Acquired Business” means the business acquired by the Borrower pursuant to the Acquisition Documents.
          “Acquisition” means the transactions contemplated by the Acquisition Agreement.
          “Acquisition Agreement” means the Asset Purchase Agreement, dated as of September 15, 2005, among Parent, Orbimage, the Borrower and the Seller, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
          “Acquisition Agreement Assignment” means the Assignment and Assumption Agreement, dated as of the Closing Date, pursuant to which all of the rights and obligations of Parent and Orbimage under the Acquisition Agreement have been assigned to and assumed by the Borrower.
          “Acquisition Documents” means the Acquisition Agreement, including all exhibits and schedules thereto, the Acquisition Agreement Assignment, and all other material agreements, documents and instruments relating to the Acquisition, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
          “Acquisition Price” means the total consideration paid to the Seller in connection with the Acquisition Documents.
          “Act” has the meaning specified in Section 10.15.

          “Additional Collateral Documents” has the meaning specified in Section 6.12(b).
          “Additional Subsidiary Guarantor” means each Person that becomes a Subsidiary Guarantor after the Closing Date by execution of a Joinder Agreement as provided in Section 6.12.
          “Adjusted Eurodollar Rate” means, for the Interest Period for each Eurodollar Loan, the quotient obtained (expressed as a decimal, carried out to five decimal places) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.
          “Adjusted Treasury Rate” means, with respect to any date of prepayment, the rate per annum equal to the monthly equivalent yield to maturity of the Comparable Treasury Issue (as defined below). “Comparable Treasury Issue” means the United States Treasury security selected by Deephaven as having a maturity most nearly equal to the period from the date of prepayment to the Maturity Date; provided that if the period from the date of prepayment to the Maturity Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Administrative Agent” means Credit Suisse, Cayman Islands Branch in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Collateral Agent, the Borrower and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agent” means the Administrative Agent or the Collateral Agent, and “Agents” means both of them.
          “Agreement” means this Credit Agreement, as amended, modified or supplemented from time to time.
          “Applicable Margin” means 6.00% per annum for Eurodollar Loans and 5.00% per annum for Base Rate Loans; provided, however, that the Applicable Margin shall be reduced by 25 basis points per annum (but not below 5.75% per annum for Eurodollar Loans and 4.75% per annum for Base Rate Loans) for each calendar month after (and excluding) November 2006 for which the Group Companies maintain In-Orbit Insurance obtained prior to April 1, 2006 (such 25 basis point reduction reduced on a pro rata basis both (x) to the extent such insurance is maintained for only a portion of any such month and (y) to the extent such insurance is for less than $20.0 million).
          “Applicable Percentage” means, with respect to any Lender at any time, the portion of the aggregate amount of the then outstanding Loan owed to such Lender. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 opposite the Commitments or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
          “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

          “Asset Disposition” means any sale (including any Sale/Leaseback Transaction, whether or not involving a Capital Lease), transfer or other permanent disposition (including any such transaction effected by way of merger or consolidation and including any sale or other disposition of Equity Interests of a Subsidiary, but excluding any sale or other disposition by way of Casualty or Condemnation) by any Group Company of any asset, in each case with a value in excess of $50,000 with respect to any single disposition or $250,000 in the aggregate for any calendar year of the Borrower.
          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit C hereto or any other form approved by the Administrative Agent.
          “Attributable Indebtedness” means, at any date, (i) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (ii) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Capital Lease and (iii) in respect of any Sale/Leaseback Transaction, the lesser of (A) the present value, discounted in accordance with GAAP at the interest rate implicit in the related lease, of the obligations of the lessee for net rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (B) the fair market value of the assets subject to such transaction.
          “Audited Financial Statements” means (a) the audited consolidated balance sheet of Parent and its Consolidated Subsidiaries for each of the fiscal years ended December 31, 2004 and December 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent and its Consolidated Subsidiaries, including the notes thereto, and (b) the audited consolidated balance sheet of the Acquired Business for each of the fiscal years ended December 31, 2004 and December 31, 2003, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Acquired Business, including the notes thereto.
          “Bank Secrecy Act” means the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Act of 1970, 31 U.S.C. 1051, et seq., as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.
          “Base Liquidation Preference” has the meaning specified in Section 8.03.
          “Base Rate” means, for any day, the rate per annum equal to the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as announced from time to time by the Reference Bank as its “reference rate”, “base rate” or “prime rate”. Any change in such rate announced by the Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Blocked Account Agreement” has the meaning specified in Section 6.13(b).
          “Borrower” means ORBIMAGE SI Opco Inc. and its successors.

          “Borrowing” means a borrowing comprised of the Loan hereunder.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located, except that if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, such day shall also be a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Capital Lease” of any Person means any lease of (or other arrangement conveying the right to use) property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.
          “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for on a balance sheet as long-term liabilities in accordance with GAAP.
          “Cash Equivalents” means:
          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities within 365 days of the date of acquisition;
          (ii) certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Lender”), in each case with maturities within 365 days of the date of acquisition;
          (iii) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Borrower rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within three months of the date of acquisition;
          (iv) repurchase agreements with a term of not more than seven days with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America;
          (v) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv);
          (vi) securities with maturities of 365 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or by a commercial bank satisfying the requirements of clause (ii)(B) of this definition;

          (vii) U.S. dollars, pounds sterling and Euros;
          (viii) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years; or
          (ix) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (viii) of this definition, as applicable.
          “Cash Management Account” has the meaning specified in Section 6.13(a).
          “Cash Management Banks” has the meaning specified in Section 6.13(a).
          “Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of treasury management services to, for the benefit of or otherwise in respect of any Person (including intraday credit, Automated Clearing House (ACH) services, foreign exchange services, daylight overdrafts and zero balance arrangements) provided by any Lender or its Affiliates, including obligations for the payment of agreed interest and reasonable, fees, charges, expenses and disbursements in connection therewith.
          “Cash Management Systems” has the meaning specified in Section 6.13.
          “Casualty” means any casualty, loss, damage, destruction or other similar loss with respect to real or personal property or improvements.
          “Casualty Insurance Policy” means any insurance policy maintained by any Group Company covering losses with respect to Casualties.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance for the first time of any request, guideline or directive having the force of law by any Governmental Authority.
          “Change of Control” means the occurrence of any of the following events:
          (i) (A) Holdings shall cease to own directly 100% of the Equity Interests of the Borrower on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), (B) Parent shall cease to own directly or indirectly 100% of the Equity Interests of Holdings on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), or (C) Parent shall become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any successor provision) has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 50% or more of the voting power of the Equity Interests of Parent on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable); or

          (ii) a “change of control” (as defined in the Senior Secured Note Indenture) shall occur.
          “Clearview Consent” means the consent by the National Geospatial Intelligence Agency to the novation of Clearview Contract NMA301-03-C-0002, between Space Imaging and the National Geospatial Intelligence Agency, dated January 17, 2004, through which the Borrower replaces Space Imaging.
          “Closing Date” means the date on or after the Effective Date when the Loan is made in accordance with Section 4.01.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.
          “Collateral Agent” means The Bank of New York, in its capacity as collateral agent for the Finance Parties under the Collateral Documents, and its successor or successors in such capacity.
          “Collateral Agent Responsible Officer” means, when used with respect to the Collateral Agent, any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and the Loan Documents to which the Collateral Agent is a party.
          “Collateral Documents” means, collectively, the Security Agreement, each Blocked Account Agreement, each Mortgage, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages required to be delivered pursuant to the Finance Documents and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.
          “Collections” means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds and tax refunds) of any Person.
          “Commitment” means, with respect to any Lender, the commitment of such Lender to fund its portion of the Loan on the Closing Date in a principal amount equal to such Lender’s Commitment Percentage of the Committed Amount.
          “Commitment Percentage” means, for each Lender, the percentage (carried out to the ninth decimal place) of the aggregate Commitments represented by such Lender’s Commitment at such time and identified as its Commitment Percentage on Schedule 2.01, as such percentage may be modified in connection with any Assignment and Assumption made in accordance with the provisions of Section 10.06(b).
          “Committed Amount” means $50,000,000.00.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit D hereto.

          “Condemnation” means any taking by a Governmental Authority of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.
          “Condemnation Award” means all proceeds of any Condemnation or transfer in lieu thereof.
          “Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets over (ii) Consolidated Current Liabilities (excluding the current portion of any Consolidated Funded Indebtedness).
          “Consolidated Capital Expenditures” means for any period the aggregate amount of all cash expenditures that would, in accordance with GAAP, be included as additions to property, plant and equipment; provided, that in any event the term “Consolidated Capital Expenditures” shall exclude any expenditures to the extent financed with the proceeds of an Equity Issuance or Indebtedness (other than Loans) or any Reinvestment Deferred Amount.
          “Consolidated Cash Interest Expense” means for any period Consolidated Interest Expense that has been paid or is payable in cash for such period.
          “Consolidated Cash Taxes” means for any period the aggregate amount of all Federal, state, local and foreign income, value added and similar taxes of Holdings and its Consolidated Subsidiaries for such period to the extent the same are paid in cash by Holdings or any Consolidated Subsidiary of Holdings during such period pursuant to the Tax Sharing Agreement.
          “Consolidated Current Assets” means at any date the consolidated current assets of Holdings and its Consolidated Subsidiaries (excluding cash and Cash Equivalents) determined as of such date in accordance with GAAP.
          “Consolidated Current Liabilities” means at any date the consolidated current liabilities of Holdings and its Consolidated Subsidiaries, determined as of such date in accordance with GAAP.
          “Consolidated EBITDA” means for any period the sum of:
          (i) Consolidated Net Income for such period (excluding therefrom (x) any extraordinary items of gain or loss, (y) any gain or loss from discontinued operations and (z) any gains or losses from Asset Dispositions); plus
          (ii) to the extent not otherwise included in the determination of Consolidated Net Income for such period, all proceeds of business interruption insurance policies, if any, received during such period; plus
          (iii) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for (A) Consolidated Interest Expense, (B) lease expense in respect of Synthetic Lease Obligations and Sale/Leaseback Transactions accounted for as Operating Leases under GAAP, (C) provisions for Federal, state, local and foreign income, value added and similar taxes, (D) depreciation, amortization (including, without limitation, amortization of goodwill and other intangible assets), impairment of goodwill and other non-recurring non-cash charges or expenses (excluding any such non-cash charge or expense to the extent that it represents amortization of a prepaid cash expense that was paid in a prior period or an accrual of, or a reserve for, cash charges or expenses in any future period and any such charge that results from the write-down or write-off of inventory), (E) non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation rights or similar arrangements), (F) one-time purchase accounting adjustments in the amount of any expenses charged on the Closing Date in respect of purchased in-process research and development by reason of SFAS 141, paragraph 42 and FASB Interpretation No. 4, and (G) Transaction-related expenditures not exceeding the amounts therefore set forth in Schedule 1.01B, minus
          (iv) any amount which, in the determination of Consolidated Net Income for such period, has been added for (A) interest income and (B) any non-cash income or non-cash gains, all as determined in accordance with GAAP; minus
          (v) the aggregate amount of cash payments made during such period in respect of any non-cash accrual, reserve or other non-cash charge or expense accounted for in a prior period which were added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which do not otherwise reduce Consolidated Net Income for the current period.
          “Consolidated Funded Indebtedness” means at any date the Funded Indebtedness of Holdings and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Interest Expense” means, for any period, the total interest expense of Holdings and its Consolidated Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Leases (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of Swap Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of Holdings and its Consolidated Subsidiaries), net of interest income, but excluding (i) amortization of debt issuance costs and original issue discount and (ii) to the extent they would otherwise be included in interest expense under GAAP, unrealized gains and losses arising from derivative financial instruments issued by Holdings for the benefit of Holdings, the Borrower or any employee of Holdings or the Borrower or their respective Consolidated Subsidiaries, in each case determined on a consolidated basis for such period.
          “Consolidated Net Income” means, for any period, the net income (or net loss) after taxes of Holdings and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of Consolidated Net Income for any period (i) the income (or loss) of any Person in which any other Person (other than Holdings or any of its Wholly-Owned Consolidated Subsidiaries) has an ownership interest, except to the extent that any such income is actually received in cash by Holdings or such Wholly-Owned Consolidated Subsidiary in the form of Restricted Payments during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Holdings or is merged with or into or consolidated with Holdings or any of its Consolidated Subsidiaries or that Person’s assets are acquired by Holdings or any of its Consolidated Subsidiaries, and (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.
          “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Credit Exposure” means, as applied to each Lender:
          (i) at any time prior to the termination of the Commitments, such Lender’s Commitment Percentage multiplied by the Committed Amount; and
          (ii) at any time after the termination of the Commitments, the principal balance of the outstanding Loans of such Lender.
For purposes of the foregoing, (i) the interest of any Lender holding a Loan in which any other Lender has a Participation Interest pursuant to Section 10.06(d) shall be calculated net of all such Participation Interests under Section 10.06(d) of other Lenders and (ii) the Participation Interest of any Lender pursuant to Section 10.06(d) in a Loan held by any other Lender shall be counted as if such Lender holding a Participation Interest under Section 10.06(d) held a proportionate part of the related Loan directly.
          “Debt Equivalents” of any Person means (i) any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Indebtedness or Debt Equivalents or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, in any such event on or prior to the 3 month anniversary after the Maturity Date and (ii) if such Person is a Subsidiary of the Borrower, any Preferred Stock of such Person.
          “Debt Issuance” means the issuance by any Group Company of any Indebtedness.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any condition or event that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means an interest rate equal to the rate otherwise then applicable to the Loan plus 2.00% per annum.
          “Dollars” and “$” means lawful money of the United States of America.
          “Domestic Subsidiary” means with respect to any Person each Subsidiary of such Person that is organized under the laws of the United States or any political subdivision or any territory thereof, and “Domestic Subsidiaries” means any two or more of them.

          “Effective Date” means the date this Agreement becomes effective in accordance with Section 10.10.
          “Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower (such approval, in any such case, not to be unreasonably withheld or delayed). In no event shall a non-United States Person be an “Eligible Assignee” if such assignment will result in the revocation of a facility security clearance held by any Loan Party by the Department of Defense.
          “Employee Benefit Arrangements” means in any jurisdiction the benefit schemes or arrangements in respect of any employees or past employees operated by any Group Company or in which any Group Company participates and which provide benefits on retirement, ill-health, injury, death or voluntary withdrawal from or termination of employment, including termination indemnity payments and life assurance and post-retirement medical benefits, other than Plans and Foreign Pension Plans.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Group Company directly or indirectly resulting from or based on (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (iii) exposure to any Hazardous Material, (iv) the release or threatened release of any Hazardous Material into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
          “Equity Interests” means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.
          “Equity Issuance” means (i) any sale or issuance by Holdings to any Person other than Holdings or a Subsidiary of Holdings of any Equity Interests or any Equity Equivalents (other than any such Equity Equivalents that constitute Indebtedness) and (ii) the receipt by any Group Company of any cash capital contributions, whether or not paid in connection with any issuance of Equity Interests of any Group Company, from any Person other than Holdings or a Subsidiary of Holdings.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “ERISA Affiliate” means each business or entity which is a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with a Group Company within the meaning of Section 414(b), (c) or (m) of the Code, or required to be aggregated with a Group Company under Section 414(o) of the Code or is under “common control” with a Group Company, within the meaning of Section 4001(a)(14) of ERISA.
          “ERISA Event” means:
          (i) a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event;
          (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of any Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
          (iii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan (whether or not waived in accordance with Section 412(d) of the Code), the application for a minimum funding waiver under Section 303 of ERISA with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan;
          (iv) the incurrence of any material liability by a Group Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), or the occurrence or existence of any event, transaction or condition that could reasonably be expected to result in the incurrence of any such material liability by a Group Company or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of a Group Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions of the Code or to Section 401(a)(29) or 412 of the Code;
          (v) the provision by the administrator of any Plan of a notice pursuant to Section 4041(a)(2) of ERISA (or the reasonable expectation of such provision of notice) of intent to terminate such Plan in a distress termination described in Section 4041(c) of ERISA, the institution by the PBGC of proceedings to terminate any Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee by the PBGC to administer, any Plan;
          (vi) the withdrawal of a Group Company or ERISA Affiliate in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Group Company or ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
          (vii) the imposition of liability (or the reasonable expectation thereof) on a Group Company or ERISA Affiliate pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;
          (viii) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against a Group Company or ERISA Affiliate in connection with any Plan;

          (ix) the receipt from the United States Internal Revenue Service of notice of the failure of any Plan (or any Employee Benefit Arrangement intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code, and, with respect to Multiemployer Plans, notice thereof to any Group Company; and
          (x) the establishment or amendment by a Group Company of any Welfare Plan that provides post-employment welfare benefits in a manner that would increase the liability of a Group Company.
          “Eurodollar Loan” means at any date a Loan which bears interest at a rate based on the Eurodollar Rate.
          “Eurodollar Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided further, that at no time shall the Eurodollar Rate be less than 3.00% or more than 5.00%.
          “Eurodollar Reserve Percentage” means for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Adjusted Eurodollar Rate for each outstanding Eurodollar Loan shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
          “Event of Default” has the meaning specified in Section 8.01.
          “Excess Cash Flow” means for any period an amount equal to, without duplication,:
          (i) Consolidated EBITDA for such period; plus
          (ii) the decrease, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period; plus
          (iii) the net increase in deferred tax accounts from the first day to the last day of such period; minus
          (iv) the amount, if any, which, in the determination of Consolidated Net Income for such period, has been included in respect of income or gain from Asset Dispositions of Holdings and its Consolidated Subsidiaries to the extent utilized to repay or prepay Loans pursuant to Section 2.06(b)(ii); minus

          (v) the aggregate amount (without duplication and in each case except to the extent paid, directly or indirectly, with proceeds of any Equity Issuance, Debt Issuance or with the proceeds of any Asset Disposition not included in the determination of Consolidated Net Income for the applicable period by any Group Company) of (A) the sum of (x) cash payments during such period in respect of Consolidated Capital Expenditures allowed under Section 7.14 plus (y) to the extent amounts permitted to be paid during such period in respect of Consolidated Capital Expenditures are carried forward to the next succeeding period in accordance with Section 7.14(b), the aggregate amounts of all cash payments (not to exceed such permitted carryforward amount) in respect of such Consolidated Capital Expenditures made during the first 90 days of such next succeeding period (it being understood and agreed that any cash payments in respect of Consolidated Capital Expenditures deducted from Excess Cash Flow pursuant to this clause (v)(A)(y) shall not thereafter be deducted pursuant to clause (v)(A)(x) above in the determination of Excess Cash Flow for the period during which such payments were actually paid), (B) optional prepayments of the Loan and other Consolidated Funded Indebtedness during such period, (D) Consolidated Cash Interest Expense actually paid by Holdings and its Consolidated Subsidiaries during such period, (E) Consolidated Cash Taxes actually paid by Holdings and its Consolidated Subsidiaries during such period, (F) the aggregate amount of all Restricted Payments allowed under Section 7.07 actually paid in cash during such period, (G) the aggregate amount of all financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses incurred as a result of the Transaction and actually paid in cash by Holdings and its Consolidated Subsidiaries during such period, in each case to the extent added to Consolidated Net Income in the determination of Consolidated EBITDA for such period, (H) Transaction related expenditures to the extent set forth on Schedule 1.01B and actually paid in cash by Holdings and its Consolidated Subsidiaries during such period, in each case to the extent added to Consolidated Net Income in the determination of Consolidated EBITDA for such period, (I) purchase price adjustments paid or received in cash during such period pursuant to the Acquisition Agreement in connection with the Transaction and (J) the net amount of cash Investments permitted by Section 7.06 and made during such period; minus
          (vi) all cash extraordinary losses, if any, during such period (whether or not accrued in such period); minus
          (vii) the increase, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period; minus
          (viii) the net decrease in deferred tax accounts from the first day to the last day of such period.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Excluded Asset Disposition” means an Asset Disposition permitted pursuant to any one or more of clauses (i) through (xii) of Section 7.05.
          “Excluded Equity Issuance” means (i) any issuance by any Subsidiary of the Borrower of its Equity Interests to the Borrower or any other Subsidiary of the Borrower, (ii) the receipt by any Subsidiary of the Borrower of a capital contribution from the Borrower or a Subsidiary of the Borrower, (iii) any Qualifying Equity Issuance by Holdings and (iv) the receipt by Borrower of any other capital contribution by Holdings.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, taxes (a) imposed on or measured by its overall net income, net of profits or capital taxes (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Lending Office is located, (b) imposed on it as a result of a present or former connection between such Administrative Agent, Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, Lender, or such other recipient having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or (c) of the nature of any branch profits or similar taxes imposed by the United States or any other jurisdiction in which the Borrower is located.
          “Existing Debt” has the meaning specified in Section 7.01(i).
          “FCC” means the Federal Communications Commission or any governmental authority substituted therefor.
          “FCC Licenses” means all authorizations, orders, licenses and permits issued by the FCC to the Borrower or any of its Subsidiaries, under which the Borrower or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its TT&C Earth Stations (other than authorizations, orders, licenses or permits that are no longer in effect.)
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Reference Bank on such day on such transactions as determined by the Administrative Agent.
          “Finance Document” means (i) each Loan Document, (ii) each Swap Agreement between one or more Loan Parties and a Swap Creditor evidencing Swap Obligations permitted hereunder and (iii) each agreement or instrument governing Cash Management Obligations between any Loan Party and a Lender or one or more of its Affiliates, and “Finance Documents” means all of them, collectively.
          “Finance Obligations” means, at any date, (i) all Senior Credit Obligations, (ii) all Swap Obligations of a Loan Party permitted hereunder owed or owing to any Swap Creditor and (iii) all Cash Management Obligations owing to a Lender or one or more of its Affiliates.
          “Finance Party” means each Lender and, with respect to Swap Obligations and Cash Management Obligations, each Lender and its Affiliates party thereto, each Agent and each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.
          “Financial Statement Delivery Date” means, at any date and with respect to the immediately preceding fiscal month, fiscal quarter or fiscal year of the Borrower, the date by which the Borrower has delivered to the Lenders all required financial statements in respect of such fiscal month, quarter or year pursuant to Section 6.01(a), (b) or (c) and the related Compliance Certificate, duly completed, pursuant to Section 6.02(b).
          “Foreign Cash Equivalents” means any Investment in certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof; provided in each case that such Investment matures within one year from the date of acquisition thereof by a Foreign Subsidiary of the Borrower.
          “Foreign Lender” means any Lender that is not a “United States Person” (as such term is defined in Section 7721(a)(32) of the Code).
          “Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Group Company primarily for the benefit of employees of any Group Company residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
          “Foreign Subsidiary” means with respect to any Person any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.
          “Fund” means any United States (or foreign, with the Borrower’s consent if such assignment will result in the revocation of a facility security clearance held by any Loan Party by the Department of Defense) Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
          “Funded Indebtedness” means, with respect to any Person and without duplication, (i) all Indebtedness of such Person of the types referred to in clauses (i), (ii), and (v) of the definition of “Indebtedness” in this Section 1.01, (ii) all Debt of others of the type referred to in clause (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not the obligations secured thereby have been assumed by such Person (up to the lesser of the amount of such obligation or the fair market value of such properties or asset), and (iii) all Guaranty Obligations of such Person with respect to Indebtedness of others of the type referred to in clause (i) above.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central bank).
          “Group” means at any time a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article III, such Loan shall be included in the same Group of Loans from time to time as it would have been had it not been so converted or made.
          “Group Company” means any of Holdings, the Borrower or their respective Subsidiaries (regardless of whether or not consolidated with Holdings or the Borrower for purposes of GAAP), and “Group Companies” means all of them, collectively.

          “Guarantee” means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing, intended to guarantee, or having the economic effect of guaranteeing, any Indebtedness or other obligation of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness or other obligation of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or other obligation or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness or other obligation in respect of which such Guarantee is made.
          “Guaranty” means the Guaranty, substantially in the form of Exhibit F hereto, by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent, on its own behalf and on behalf of the Collateral Agent and the Lenders, as the same may be amended, modified or supplemented from time to time.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environment Law.
          “Holdings” means ORBIMAGE SI Holdco Inc., a Delaware corporation, and its successors.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
          (i) all obligations of such Person for borrowed money;
          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
          (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses arising in the ordinary course of business and due within six months of the incurrence thereof);
          (v) the Attributable Indebtedness of such Person in respect of Capital Lease Obligations, Sale/Leaseback Transactions and Synthetic Lease Obligations (regardless of whether accounted for as indebtedness under GAAP);

          (vi) all obligations, contingent or otherwise, of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers’ acceptance or similar instrument;
          (vii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person up to the lesser of the amount of such obligation or the fair market value of such property or asset;
          (viii) all Guarantees of such Person;
          (ix) all Debt Equivalents of such Person; and
          (x) the Indebtedness of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable Law or any agreement or instrument by virtue of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefore.
provided, that the amount of any Limited Recourse Indebtedness of any Person shall be equal to the lesser of (A) the aggregate principal amount of such Limited Recourse Indebtedness for which such Person provides credit support of any kind (including any undertaking agreement or instrument that would constitute Indebtedness), is directly or indirectly liable as a guarantor or otherwise or is the lender and (B) the fair market value of any assets securing such Indebtedness or to which such Indebtedness is otherwise recourse.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning specified in Section 10.04(b).
          “Information” has the meaning specified in Section 10.07.
          “In-Orbit Satellite” means a Satellite owned by the Borrower or any of its Subsidiaries that has been launched (or, if the entire Satellite is not owned by the Borrower or any of its Subsidiaries, the portion of the Satellite the Borrower and/or such Subsidiary owns), excluding any such Satellite that has been decommissioned or that has otherwise suffered a constructive or actual total loss.
          “Insurance Proceeds” means all insurance proceeds (other than business interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.
          “Interest Payment Date” means (i) as to Base Rate Loans, the last Business Day of each of January, April, July, and October and the Maturity Date and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period (but in any event not less frequently than every three months) and the Maturity Date.
          “Interest Period” means with respect to each Eurodollar Loan, a period commencing on the Effective Date or on the date specified in the applicable Notice of Extension/Conversion and ending one, two, three or six months thereafter; provided that:
          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iv) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
          (iii) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and
          (iv) no Interest Period may be selected which would end after the Maturity Date.
          “Investment” in any Person means (i) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Equity Interests, Equity Equivalents, Debt Equivalents, or other securities of such Person, (ii) any advance, loan or other extension of credit to or for the benefit of such Person or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or any release, cancellation, compromise or forgiveness in whole or in part of any Indebtedness owing by such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “IRS Disposition” means the disposition of the India Remote Sensing portion of the Borrower’s business.
          “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 attached to the Security Agreement.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, having the force of Law.
          “Leaseholds” means with respect to any Person all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
          “Lender” means each bank or other lending institution listed on Schedule 2.01, each Eligible Assignee that becomes a Lender pursuant to Section 10.06(b) and their respective successors.
          “Lending Office” means with respect to any Lender, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated in such Lender’s Administrative Questionnaire or in any applicable Assignment and Assumption pursuant to which such Lender became a Lender hereunder or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans are to be made and maintained.
          “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Owned Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Limited Recourse Indebtedness” means with respect to any Person, Indebtedness to the extent: (i) such Person (A) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is not directly or indirectly liable as a guarantor or otherwise; and (ii) no default with respect thereto would permit upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Loans or the Notes) of such Person to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
          “Loan” means the loan made hereunder.
          “Loan Documents” means this Agreement, the Notes, the Acknowledgment Agreement, the Guaranty, the Collateral Documents, each Blocked Account Agreement and each Joinder Agreement, collectively, and all other related material agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified or supplemented from time to time.
          “Loan Party” means each of Holdings, the Borrower and each Subsidiary Guarantor, and “Loan Parties” means any combination of the foregoing.
          “Make-Whole Premium” means, with respect to a prepayment of principal, an amount equal to the sum of (i) the present value of the remaining payments of principal and interest on the principal being so prepaid, calculated as if such principal would be repaid on the date that is two and one-half years after the Closing Date at 102.0% of the principal amount thereof, and using an annual discount factor (applied monthly) equal to the Adjusted Treasury Rate in effect as of the date of such prepayment plus 50 basis points minus (ii) the principal being so prepaid; provided, however, that in no case shall the Make-Whole Premium be less than zero.
          “Management Services Agreement” means the management services agreement between Parent, the Borrower and Holdings in the form previously provided to the Lenders, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
          “Margin Stock” means “margin stock” as such term is defined in Regulation U.
          “Material Adverse Effect” means (i) any material adverse effect upon the financial condition, business, operations, assets, liabilities or property of Holdings and its Consolidated Subsidiaries, taken as a whole, after giving pro forma effect to the Transaction, (ii) a material adverse effect on the ability of any Loan Party to consummate the transactions contemplated hereby to occur on the Closing Date, (iii) a material impairment of the ability of any Loan Party to perform any of its material obligations under the Loan Documents to which it is a party that is materially adverse to the interests of the Lenders or (iv) a material impairment of the rights and benefits of the Lenders or the Agents under the Loan Documents.
          “Maturity Date” means July 1, 2008.
          “Maximum Rate” has the meaning specified in Section 10.09.
          “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lenders may select.

          “Mortgage” means in the case of owned real property interests, a mortgage or deed of trust, substantially in the form of, or otherwise substantially similar in substance to, the provisions of Exhibit G-2 hereto, among any Loan Party, the Collateral Agent and one or more trustees, co-agents or co-trustees, as the same may be amended, modified or supplemented from time to time.
          “Mortgage Policies” has the meaning specified in Section 7.16(a)(ii).
          “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA.
          “Net Cash Proceeds” means:
          (i) with respect to any Asset Disposition (other than an Asset Disposition consisting of a lease where one or more Group Companies is acting as lessor entered into in the ordinary course of business), Casualty or Condemnation, (A) the gross amount of all cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation) actually paid to or actually received by any Group Company in respect of such Asset Disposition, Casualty or Condemnation (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition, Casualty or Condemnation as and when received), less (B) the sum of (1) the amount, if any, of all taxes (other than income taxes) and all income taxes (as estimated in good faith by a senior financial or senior accounting officer of the Borrower giving effect to the overall tax position of Holdings and its Subsidiaries) (to the extent that the amount of such taxes shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, attorneys’ fees and expenses commissions, costs and other expenses (other than those payable to any Group Company or to Affiliates of any Group Company) that are incurred in connection with such Asset Disposition, Casualty or Condemnation and are payable by any Group Company, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, (2) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition, Casualty or Condemnation, (3) if applicable, the amount of any Indebtedness secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition, Casualty or Condemnation; and (4) any payments to be made by any Group Company as agreed between such Group Company and the purchaser of any assets subject to an Asset Disposition, Casualty or Condemnation in connection therewith; and
          (ii) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Group Company in respect of such Equity Issuance or Debt Issuance as the case may be (including cash proceeds subsequently as and when received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Group Company in connection therewith (other than those payable to any Group Company or any Affiliate of any Group Company).
          “Note” means a promissory note, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay outstanding Loans, as such note may be amended, modified or supplemented from time to time.
          “Notice of Extension/Conversion” has the meaning specified in Section 2.04(a).

          “Operating Lease” means, as applied to any Person, a lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
          “Organization Documents” means, (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Orbimage” means Orbimage, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.
          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Owned Mortgaged Property” and “Owned Mortgaged Properties” have the respective meanings specified in Section 7.16(a)(i).
          “paid in full” and “payment in full” means, at any date and with respect to any Finance Obligation, the occurrence of all of the foregoing: (i) with respect to such Finance Obligations other than (A) contingent indemnification obligations and (B) Swap Obligations and Cash Management Obligations which in each case are not then due and payable, payment in full thereof in cash (or otherwise to the written satisfaction of the Finance Parties owed such Finance Obligations), and (ii) if such Finance Obligations consist of all the Senior Credit Obligations under or in respect of the Commitments, termination of all Commitments and all other obligations of the Lenders in respect of such Commitments under the Loan Documents.
          “Parent” means ORBIMAGE Holdings Inc., a Delaware corporation, and its successors.
          “Parent Certificate of Designation” means that certain Certificate of Designation of Parent establishing the Parent Preferred Stock.
          “Parent Preferred Stock” means the Class A Senior Preferred Stock, par value $0.01 per share, issued by Parent and having the terms described in the Parent Certificate of Designation.
          “Parent Purchase Agreement” means the Purchase Agreement, dated as of the Effective Date, between Parent and the Lenders, pursuant to which Parent will issue, at the Effective Date, 1,000 shares of Parent Preferred Stock to the Lenders.
          “Participant” has the meaning specified in Section 10.06(d).
          “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          “Permit” means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.
          “Permitted Liens” has the meaning specified in Section 7.02.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to Section 7.01, (ii) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (iii) if the Indebtedness being refinanced, refunded, renewed or extended is subordinated in right of payment to the Senior Credit Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Senior Credit Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (iv) at the time thereof, no Event of Default shall have occurred and be continuing.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code maintained by or contributed to by any Group Company or any ERISA Affiliate including a Multiemployer Plan.
          “Pledged Collateral” has the meaning specified in the Security Agreement.
          “Preferred Stock” means, as applied to the Equity Interests of a Person, Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.
          “Preferred Stock Election Notice” has the meaning specified in the Parent Purchase Agreement.
          “Purchase Money Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Borrower or such Subsidiary; provided that such Indebtedness is incurred within 90 days after such property is acquired or, in the case of improvements, contracted for construction.
          “Qualified Capital Stock” means common stock of Holdings issued in a Qualifying Equity Issuance.
          “Qualifying Equity Issuance” means any issuance of Equity Interests (other than Debt Equivalents) by Holdings or any receipt by Holdings of a capital contribution to its common equity, the Net Cash Proceeds of which are contributed promptly to the common equity of the Borrower if: (i) after giving effect thereto, no Change of Control shall have occurred; (ii) any stock issued shall be issued in a private placement exempt from registration under the Securities Act; (iii) the Net Cash Proceeds thereof shall be used (without duplication) only to make Consolidated Capital Expenditures pursuant to Section 7.14(a)(ii), or to pay interest on or principal of Indebtedness of the Borrower and its Subsidiaries.
          “Real Property” means, with respect to any Person, all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
          “Reference Bank” Credit Suisse, or such other commercial bank selected by the Administrative Agent and identified as such in a notice to the Borrower.
          “Register” has the meaning specified in Section 10.06(c).
          “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.
          “Regulation D, O, T, U or X” means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.06 as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event” means any Asset Sale, Casualty or Condemnation in respect of which the Borrower has delivered a Reinvestment Notice.
          “Reinvestment Notice” means a written notice signed on behalf of the Borrower by a Responsible Officer stating that the Borrower (directly or indirectly through a Subsidiary that is or becomes a Loan Party) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Casualty or Condemnation (other than a sale or other disposition of or a total loss of a Satellite) to acquire assets useful in its business.
          “Reinvestment Prepayment Amount” means with respect to any Reinvestment Event (and any portion of the related Reinvestment Deferred Amount), the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower’s business.
          “Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the earlier of (i) the date occurring one year after such Reinvestment Event and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date on which the Borrower shall have determined not to acquire assets useful in the Borrower’s business with such portion of such Reinvestment Deferred Amount.
          “Required Lenders” means, at any date of determination, Lenders whose aggregate Credit Exposure constitutes more than 50% of the Credit Exposure of all Lenders at such time.
          “Responsible Officer” means the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be presumed (absent manifest error) to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be presumed (absent manifest error) to have acted on behalf of such Loan Party.
          “Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, on account of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests or Equity Equivalents of any Group Company, now or hereafter outstanding.
          “Sale/Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to Holdings or any of its Subsidiaries of any property, whether owned by Holdings or any of its Subsidiaries as of the Closing Date or later acquired, which has been or is to be sold or transferred by Holdings or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.
          “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
          “Satellite” means any satellite owned by or for which a contract to purchase has been entered into by the Borrower or any of its Subsidiaries (whether or not in operational service).
          “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lenders may select.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
          “Security Agreement” means the Security Agreement, substantially in the form of Exhibit G-1 hereto, dated as of the Effective Date among Holdings, the Borrower, the Subsidiary Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented from time to time.
          “Seller” means Space Imaging.
          “Senior Credit Obligations” means, with respect to each Loan Party, without duplication:
          (i) in the case of the Borrower, all principal of and interest (including, without limitation, any interest which accrues after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;

          (ii) all fees, reasonable out-of-pocket expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by such Loan Party (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to such Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to this Agreement or any other Loan Document;
          (iii) all reasonable out-of-pocket expenses of the Agents as to which one or more of the Agents have a right to reimbursement by such Loan Party under Section 10.04(a) of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral to the extent permitted under any Loan Document or applicable Law;
          (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement by such Loan Party under Section 10.04(b) of this Agreement or under any other similar provision of any other Loan Document; and
          (v) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to the Borrower, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to this Agreement, the Guaranty or any other Loan Document;
together in each case with all renewals, modifications, consolidations or extensions thereof.
          “Senior Notes” means the Senior Secured Floating Rate Notes due 2012 of Parent.
          “Senior Secured Note Indenture” means the indenture, dated as of June 29, 2005, between Parent and The Bank of New York, as Trustee, governing the Senior Notes, as in effect on the Effective Date.
          “Solvent” means, with respect to any Person as of a particular date, that on such date (i) such Person is able generally to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value (determined in accordance with the United States Bankruptcy Code) of the assets of such Person is greater than the total amount of liabilities, including, without limitation, probable liabilities, of such Person and (v) the present fair value (i.e., the amount that may be realized within a commercially reasonable time, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessperson from a buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed the amount that will be required to pay the probable liability on such Person’s existing debts as they become absolute and matured.
          “Space Imaging” means Space Imaging LLC, a Delaware limited liability company.

          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
          “Subsidiary Guarantor” means each Subsidiary of Holdings on the Closing Date (other than the Borrower and other than a Foreign Subsidiary) and each Subsidiary of Holdings (other than a Foreign Subsidiary) that becomes a party to the Guaranty after the Closing Date by execution of a Joinder Agreement, and “Subsidiary Guarantors” means any two or more of them.
          “Swap Agreement” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swap Creditor” means any Lender, any Agent or any Affiliate of any Lender or Agent from time to time party to one or more Swap Agreements permitted hereunder with a Loan Party (even if any such Lender or Agent for any reason ceases after the execution of such agreement to be a Lender or Agent hereunder), and its successors and assigns, and “Swap Creditors” means any two or more of them, collectively.
          “Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under any proceeding under any Debtor Relief Law) of such Person in respect of any Swap Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.
          “Synthetic Lease Obligation” means the monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such person (without regard to accounting treatment).

          “Tax Sharing Agreement” means the tax sharing agreement between Parent, the Borrower and Holdings in the form to be provided to the Lenders for approval (and effective for the purposes of this Agreement only upon such approval), as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Threshold Amount” means $500,000.00.
          “Title Insurance Company” has the meaning specified in Section 7.16(a)(ii).
          “Transaction” means the events contemplated by the Transaction Documents.
          “Transaction Documents” means the Acquisition Documents and the Loan Documents, collectively, and “Transaction Document” means any one of them.
          “TT&C Earth Station” means any earth station licensed for operation by the FCC or by any Governmental Authority outside of the United States used for the provision of TT&C Services that is owned and operated by the Borrower or any of its Subsidiaries.
          “TT&C Services” means the provision of tracking, telemetry and command services for the purposes of operational control of any Satellite.
          “Unfunded Liabilities” means (i) with respect to each Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Plan exceeds the current value of such Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA) and (ii) with respect to each Foreign Pension Plan, the amount (if any) by which the present value of all nonforfeitable benefits under each Foreign Pension Plan exceeds the current value of such Foreign Pension Plan’s assets allocable to such benefits, all determined in accordance with the respective most recent valuations for such Plan using applicable PBGC plan termination actuarial assumptions (the terms “present value” and “current value” shall have the same meanings specified in Section 3 of ERISA).
          “United States” means the United States of America, including each of the States and the District of Columbia, but excluding its territories and possessions.
          “U.S. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.
          “Voting Securities” means Equity Interests of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency.
          “Warrant Agreement” means the Warrant Agreement, dated as of the Closing Date, between Parent and the Lenders, pursuant to which the Parent will issue, at the Closing Date, the Warrants to the Lenders.

          “Warrants” means the warrants to purchase Common Stock, par value $.01 per share, of Parent, issued pursuant to the Warrant Agreement.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
          “Welfare Plan” means a “welfare plan” as such term is defined in Section 3(1) of ERISA.
          “Wholly-Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the outstanding shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person.
          Section 1.02 Other Interpretative Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through means “to and including.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          Section 1.03 Accounting Terms and Determinations.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of Holdings for the year ended December 31, 2004, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any amount set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements any other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.
          (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Holdings and its Subsidiaries or of the Borrower and its Subsidiaries or to the determination of any amount of Holdings and its Subsidiaries or the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Holdings or the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities; an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
          Section 1.04 Annualization; Rounding. If any determination hereunder is required by the terms hereof to be made for a period of four consecutive fiscal quarters at a time at which fewer than four full fiscal quarters have elapsed since the Closing Date, such determination shall (except as otherwise expressly provided herein) be made for the period elapsed from the Closing Date through the most recent fiscal quarter then ended (annualized on a simple arithmetic basis, if such determination is to be used in a ratio with a balance sheet item).
          Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE CREDIT FACILITIES
          Section 2.01 Commitments to Lend.
          (a) Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a Loan in accordance with its Commitment Percentage to the Borrower on the Closing Date in a principal amount not exceeding the lesser of (i) its Commitment and (ii) the sum of the Acquisition Price plus the transaction fees and expenses disclosed on Schedule 1.01B. The Borrowing shall be made from the several Lenders ratably in proportion to their respective Commitment Percentages. The Commitment is not revolving in nature, and amounts repaid or prepaid prior to the Maturity Date may not be reborrowed.
          Section 2.02 Evidence of Loans.
          (a) Lender and Administrative Agent Accounts; Notes. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be presumptively correct absent manifest error of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Senior Credit Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a single Note substantially in the form of Exhibit B payable to the order of such Lender for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender’s Loans which shall evidence such Lender’s Loans in addition to such accounts or records.
          Section 2.03 Interest.
          (a) Eurodollar Rate Loans. Subject to Sections 3.02 and 3.03 of this Agreement, each Borrowing shall be comprised of Eurodollar Loans, with an Interest Period as the Borrower may request in writing at least three Business Days prior to the Closing Date; provided, that if a Eurodollar Loan is unavailable pursuant to Section 3.02 of this Agreement, Borrowings will be comprised entirely of Base Rate Loans.
          (b) Rates Applicable to Loans. Subject to the provisions of subsection (c) below, each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin. If a Eurodollar Loan is unavailable pursuant to Section 3.02 of this Agreement, each Base Rate Loan shall bear interest on the outstanding principal amount thereof for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Eurodollar Loan, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin.
          (c) Additional Interest.
          (i) If any Event of Default has occurred and is continuing, the Loan shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (d) Interest Payments. Interest on the Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
          (e) Determination and Notice of Interest Rates. The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans (or Base Rate Loans, if applicable) upon determination of such interest rate.
          Section 2.04 Extension and Conversion.
          (a) Continuation and Conversion Options. The Borrower shall have the option, on any Business Day (subject in each case to the provisions of Article III) to continue such Loans as Eurodollar Loans for an additional Interest Period, subject to Section 3.05 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans. Each such election shall be made by delivering a notice, substantially in the form of Exhibit A hereto (a “Notice of Extension/Conversion”) (which may be by telephone if promptly confirmed in writing), to the Administrative Agent not later than 12:00 Noon on the third Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Extension/Conversion may, if it so specifies, apply to only a portion of the aggregate principal amount of the Loan; provided that the portion of Eurodollar Loans to which such Notice applies is $5,000,000 or any larger multiple of $1,000,000.
          (b) Contents of Notice of Extension/Conversion. Each Notice of Extension/Conversion shall specify:
          (i) the Group of Loans (or portion thereof) to which such notice applies;
          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.04(a) above; and
          (iii) if the Loans comprising such Group are to be converted, the new type of Loans.
Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period”. If no Notice of Extension/Conversion is timely received prior to the end of an Interest Period for any Group of Eurodollar Loans, the Borrower shall be deemed to have elected that such Group be continued from the existing Interest Period.
          (c) Notification to Lenders. Upon receipt of a Notice of Extension/Conversion from the Borrower pursuant to subsection 2.04(a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof.
          Section 2.05 Maturity of Loans.
          The Loans shall mature on the Maturity Date, and any principal amount then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.
          Section 2.06 Prepayments.
          (a) Voluntary Prepayments. The Borrower shall have the right voluntarily to prepay the Loan in whole or in part from time to time, subject to Section 2.06(c) and Section 3.05, but otherwise without premium or penalty; provided, however, that (i) each partial prepayment shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans, and $500,000 or a whole multiple of $100,000 in excess thereof, in the case of Base Rate Loans and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, by 11:00 A.M., at least three Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s pro-rata share, if any, thereof. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable as specified therein. Subject to the foregoing, amounts prepaid under this Section 2.06(a) shall be applied first to pay all accrued and unpaid interest on the portion of the Loan being prepaid and then to pay the unpaid principal amount of the portion of the Loan being prepaid. Subject to the foregoing, amounts prepaid under this Section 2.06(a) shall be applied first to Base Rate Loans and then to Eurodollar Loans, unless the Borrower requests otherwise and pays any breakage fees incurred in connection therewith and due under Section 3.05. All prepayments of Eurodollar Loans under this Section 2.06(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment, together with any additional amounts required pursuant to Section 3.05.

          (b) Mandatory Prepayments.
          (i) Excess Cash Flow. Within 60 days after the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2006), the Borrower shall prepay the Loan in an amount equal to 100% of the Excess Cash Flow for such fiscal quarter, less the portion thereof that the Borrower deposits into a deposit account in which the Collateral Agent has a security interest on behalf of itself and the Lenders, so long as the total cash and Cash Equivalents of the Group Companies does not exceed $6,000,000 immediately after giving effect to such deposit and prepayment.
          (ii) Asset Dispositions, Casualties and Condemnations, etc. Promptly (but in any event within five Business Days) upon receipt by any Group Company of Net Cash Proceeds from any Asset Disposition (other than any Excluded Asset Disposition), Casualty or Condemnation or any cash or Cash Equivalents paid to any Group Company or their Affiliates under the Acquisition Agreement (including as a result of any indemnity payment by the Seller (including through any amounts held in escrow) to any Group Company or their Affiliates), the Borrower shall, unless a Reinvestment Notice has been delivered, prepay the Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition, Casualty or Condemnation or 100% of such cash or Cash Equivalents paid pursuant to the Acquisition Agreement.
          (iii) Debt Issuances. Immediately upon receipt by any Group Company of Net Cash Proceeds from any Debt Issuance (other than any Debt Issuance permitted pursuant to Section 7.01 of this Agreement), the Borrower shall prepay the Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.
          (iv) Equity Issuances. Immediately upon receipt by any Group Company of Net Cash Proceeds from any Equity Issuance (other than any Excluded Equity Issuance), the Borrower shall prepay the Loan in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance.
          (c) Prepayment Premium. Whenever any (i) prepayment of principal of the Loan is made (including by reason of the provisions of this Section 2.06) or (ii) repayment of principal of the Loan is required as a result of a declaration pursuant to Article VIII that the Loan is due and payable, the Borrower shall on the date of such prepayment or declaration, as applicable, pay to the Lenders a prepayment premium equal to (A) if such prepayment or declaration occurs prior to the date that is two years after the Closing Date, the Make-Whole Premium with respect to the principal amount of the Loan or portion thereof so prepaid and (B) if such prepayment or declaration occurs after the date that is two years after the Closing Date and prior to the Maturity Date, 2.0% of the principal amount of the Loan or portion thereof so prepaid; provided that no such prepayment premium shall be required in respect of (i) any prepayments of principal of the Loan under Section 2.06(b)(i) in respect of Excess Cash Flow and (ii) and prepayments of principal of the Loan that is made pursuant to Section 2.06(b)(ii) in respect of Net Cash Proceeds from a Casualty or Condemnation.
          Section 2.07 Fees.
          The Borrower shall pay to each Lender on the Closing Date for the Lender’s own respective account a cash funding fee in an amount equal to 1.50% of such Lender’s Commitment. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          Section 2.08 Pro-rata Treatment. Each payment or prepayment of principal of or interest on any Loan, each payment of fees and each conversion or continuation of the Loan shall be allocated pro-rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders

(or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this Section 2.08 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus 2.00% per annum.
          Section 2.09 Payments Generally; Administrative Agent’s Clawback.
          (a) Payments by the Borrower. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each payment of principal of and interest on the Loan and fees hereunder shall be paid not later than 2:00 P.M. on the date when due, in Federal or other funds immediately available to the Administrative Agent at the account designated by it by notice to the Borrower. Payments received after 2:00 P.M. shall be deemed to have been received on the next Business Day, and any applicable interest or fee shall continue to accrue. All payments made in cash by Parent pursuant to the Parent Preferred Stock shall, to the extent set forth in Section 8.03, be considered payments of principal hereunder for purposes of calculating the remaining outstanding principal amount hereunder. The Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 2.08, distribute such payment to the Lenders in such manner as the Administrative Agent may deem reasonably appropriate). The Administrative Agent may in its sole discretion distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M.; otherwise the Administrative Agent may, in its sole discretion, distribute such payment to the applicable Lenders on the date of receipt thereof or on the immediately succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (and such extension of time shall be reflected in computing interest or fees, as the case may be), unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Effective during the continuance of an Event of Default, the Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by the Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.
          (b) Payments by Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice (which may be by telephone if promptly confirmed in writing) from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith, and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such is amount is distributed to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for the Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make the Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.
          (f) Computations. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on the Loan for the day on which Loan is made (or converted or continued), and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that if the Loan is repaid on the same day on which it is made (or continued or converted), it shall, subject to subsection (a) above, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be presumptively correct, absent manifest error.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
          Section 3.01 Taxes.
          (a) Payments Free of Taxes. Except as otherwise provided in this Agreement or by applicable law, any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law. Notwithstanding the foregoing, the Borrower shall not be required to increase any such payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document with respect to any Taxes (i) that are attributable to the Administrative Agent’s or any Lender’s failure to comply with the requirements of subsection (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Administrative Agent or Lender at the time such Administrative Agent or Lender becomes a party to this Agreement, except to the extent that such Administrative Agent’s or Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this subsection (a).
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes, Other Taxes or Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) that Borrower was required to pay pursuant to subsection (a) above and that was paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, excluding any penalties or interest that arise because of the Administrative Agent’s or Lender’s failure to take any action required by applicable law. Payments under this subsection (c) shall be made within 30 days after the date such Lender or Administrative Agent makes a written demand therefore accompanied by either (i) a copy of the receipt issued by a Governmental Authority evidencing the Lender’s or Administrative Agent’s payment of such Indemnified Taxes, Other Taxes and applicable Excluded Taxes, or (ii) if the Lender or Administrative Agent determines that it is unable to provide a copy of such receipt without making its tax returns available to the Borrower, a certificate as to the amount of such payment or liability prepared in good faith.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes pursuant to subsection (a) above by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), on or before the date it becomes a party to this Agreement and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender that is not a Foreign Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
          Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;
          (ii) duly completed copies of Internal Revenue Service Form W-8ECI;
          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (x) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or
          (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

          Each Foreign Lender shall (i) promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of the Foreign Lender, and as may be reasonably necessary (including designating a different Lending Office under Section 3.07(a)) to avoid any requirement of applicable laws of any such jurisdiction that Borrower make any deduction or withholding for taxes from amount payable to such Foreign Lender.
          Furthermore, each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), duly completed copies of Internal Revenue Service Form W-9, or any subsequent versions or successors to such form.
          (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority provided further that in no event shall the Borrower be required to pay the Administrative Agent or any Lender an amount in excess of the amount received under this Section 3.01(f). This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
          Section 3.02 Illegality. If, on or after the date of this Agreement, the adoption of any applicable Law, or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive having the force of Law of any such authority, central bank or comparable agency first made after the Effective Date shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund any of its Eurodollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon, until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which it shall do reasonably promptly), the obligation of such Lender to make Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 3.02, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. If such notice is given, each Eurodollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan, if such Lender may lawfully continue to maintain and fund such Loan to such day or (ii) immediately, if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.
          Section 3.03 Inability to Determine Rates. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (i) the Administrative Agent determines (which determination shall be presumptively correct absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period; or
          (ii) Lenders having 50% or more of the aggregate amount of the Loans advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period;
the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon, until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended and (ii) each outstanding Eurodollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.
          Section 3.04 Increased Costs and Reduced Return; Capital Adequacy.
          (a) Increased Costs Generally. If any Change in Law after the Effective Date shall:
          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits with or for the account of, or credit extended or participated in by, any Lender (or its Lending Office) (except any reserve requirement which is reflected in the determination of the Adjusted Eurodollar Rate hereunder);
          (ii) subject any Lender (or its Lending Office) to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);
          (iii) impose on any Lender (or its Lending Office) or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender (or its Lending Office) of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law made after the Effective Date affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

          (c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail with supporting calculations the amount necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delays in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
          Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense (except for lost profits) directly and actually incurred by it as a result of:
          (i) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
          (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert the Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower.
The Borrower shall also pay any reasonable administrative fees charged by such Lender in connection with the foregoing.
          Section 3.06 Base Rate Loans Substituted for Affected Eurodollar Loans. If (i) the obligation of any Lender to continue or convert outstanding Loans as or to Eurodollar Loans has been suspended pursuant to Section 3.02 or (ii) any Lender has demanded compensation under Section 3.01 or 3.04 with respect to its Eurodollar Loans, and in any such case the Borrower shall, by at least five Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 3.06 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans which would otherwise be made by such Lender as (or continued as or converted to) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Lenders). If such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist (which it shall do reasonably promptly), the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Lenders.
          Section 3.07 Mitigation Obligations.
          (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          Section 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Senior Credit Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CLOSING
          Section 4.01 Conditions to Closing. The occurrence of the Effective Date and the obligation of each Lender to make its Loan hereunder on the Closing Date is subject to the satisfaction of the following conditions precedent:
          (a) Representations and Warranties. The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the Effective Date and the Closing Date, except that to the extent any such representation and warranty expressly is made as of an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date.
          (b) Default or Event of Default. As of the Effective Date and as of the Closing Date, no Default or Event of Default shall have occurred and be continuing.
          (c) Executed Documents. The Administrative Agent shall have received duly executed copies of: (i) this Agreement; (ii) the Notes; (iii) the Guaranty; (iv) the Collateral Documents, (v) the Parent Purchase Agreement; (vi) the Warrant Agreement; (vii) properly completed perfection certificates for each of the Loan Parties; and (viii) all other Loan Documents, each in form and substance reasonably satisfactory to the Lenders.
          (d) Organization Documents. The Administrative Agent shall have received: (i) a copy of the Organization Documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other applicable Governmental Authority of its jurisdiction of organization, and a certificate as to the good standing of each Loan Party from such Secretary of State, as of a recent date; (ii) a certificate as to the good standing of each Loan Party, as of a recent date, from the Secretary of State or other applicable authority of its respective jurisdiction of organization and from each other state in which such Loan Party is qualified or is required to be qualified to do business; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that the Organization Documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing from its jurisdiction of organization furnished pursuant to clause (ii) above; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of such Loan Party, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;
          (e) Officer’s Certificates. The Administrative Agent shall have received a certificate of Holdings and the Borrower, dated the Closing Date and signed by a Responsible Officer of each of Holdings and the Borrower on behalf of Holdings and the Borrower, confirming that the representations and warranties made by the Loan Parties in each Loan Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.
          (f) Opinions of Counsel. The Administrative Agent shall have received a written opinion of Latham & Watkins LLP, special counsel to the Loan Parties, dated the Closing Date, substantially in the form of Exhibit E hereto.
          (g) Capitalization. After giving effect to the Transaction, no Change of Control shall have occurred. Upon the consummation of the Transaction, all of the issued and outstanding shares of Capital Stock of Holdings and the Borrower shall have been duly authorized and validly issued, fully paid and nonassessable and shall be free of preemptive rights.
          (h) Issuance of Parent Preferred Stock and Warrants. The representations and warranties of Parent set forth in the Parent Purchase Agreement and the Warrant Agreement shall be true and correct in all material respects when made and as if made on and as of the Closing Date (except to the extent such representations and warranties expressly refer to a prior date, in which case such representations and warranties shall have been true and correct in all material respects as of such prior date). All of the Parent Preferred Stock and Warrants to be issued to and acquired by the Lenders pursuant to the Parent Purchase Agreement and the Warrant Agreement shall have been duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests and no personal liability will attach to the ownership thereof. Any shares of common stock of Parent issuable upon exercise of the Warrants shall have been duly authorized and validly issued, and shall be fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests and no personal liability will attach to the ownership thereof.
          (i) Consummation of the Acquisition. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Acquisition Documents, certified as such by a Responsible Officer of the Borrower, and all Acquisition Documents shall be in full force and effect, and shall not have been materially amended or modified or a waiver with respect thereto granted, in each case in a manner material and adverse to the Lenders, unless the Lenders shall have consented to such amendment, modification or waiver. The Acquisition shall have been consummated in accordance with the Acquisition Agreement (with such amendments, modifications or waivers that are not material and adverse to the Lenders) for an aggregate consideration not in excess of $58,500,000.00 (excluding related transaction fees and expenses not exceeding $7,750,000.00) (such consideration, excluding such related transaction fees and expenses, the “Acquisition Price”).
          (j) Perfection of Personal Property Security Interests and Pledges; Search Reports. On or prior to the Closing Date, the Collateral Agent shall have received:
          (i) appropriate financing statements reasonably satisfactory to the Lenders (Form UCC-1 or such other financing statements or similar notices as shall be required by local Law) authenticated and authorized for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice is required to perfect the security interests intended to be created by the Collateral Documents;

          (ii) copies of reports from CT Corporation or another independent search service reasonably satisfactory to the Lenders listing all effective financing statements, notices of tax, PBGC or judgment liens or similar notices that name the Borrower, any other Loan Party or the Seller, as such (under its present name and any previous name and, if requested by the Lenders, under any trade names, in each case used in the past 5 years), as debtor or seller that are filed in the jurisdictions referred to in clause (i) above;
          (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent, trademark and/or copyright filings as may be requested by the Lenders to the extent necessary to perfect the Collateral Agent’s security interest in intellectual property Collateral; and
          (iv) all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Lenders.
          (k) Reserved.
          (l) Consents and Approvals. On the Closing Date, all material governmental, regulatory and material third party approvals (other than with respect to real property leases, license agreements relating to intellectual property and the Clearview Consent) in connection with the transactions contemplated by the Acquisition Agreement (to the extent required to be obtained pursuant to the Acquisition Agreement) and the other Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect, and all applicable waiting and appeal periods (including any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) shall have expired, in each case without any action being taken by any competent authority which have or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on such transactions or impose materially burdensome conditions upon the consummation of such transactions.
          (m) Litigation; Judgments. On the Closing Date, there shall be no actions, suits, proceedings, counterclaims or investigations pending (i) challenging the consummation of any material portion of the Transaction or which could materially restrain, prevent or impose materially burdensome conditions on the Transaction, (ii) seeking to prohibit the ownership or operation by Holdings, the Seller or any of their respective Subsidiaries of all or any material portion of any of their respective businesses or assets or (iii) seeking to obtain, or which could result or has resulted in the entry of, any judgment, order or injunction that (A) would prohibit or impose materially adverse or materially burdensome conditions on the ability of the Lenders to make the Loans, (B) that could reasonably, individually or in the aggregate, be expected to result in a Material Adverse Effect or (C) would reasonably be expected to adversely affect the legality, validity or enforceability of any Loan Document or could have a material adverse effect on the ability of any Loan Party to fully and timely perform their payment and security obligations under the Loan Documents or the rights and remedies of the Lenders and the Agents taken as a whole. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein.
          (n) Solvency Opinion. On or prior to the Closing Date, the Borrower shall have delivered or caused to be delivered to the Administrative Agent a solvency opinion from Valuation Research Corporation, in form and substance reasonably satisfactory to the Lenders, setting forth the conclusions that, after giving effect to the Acquisition and the consummation of all financings contemplated herein, Holdings and its Subsidiaries (on a consolidated basis), the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) are solvent.
          (o) Financial Information. The Administrative Agent shall have received: (i) the Audited Financial Statements, (ii) unaudited financial statements of each of Parent and the Acquired Business for any interim quarterly and monthly periods which have ended since the most recent such audited financial statements at least 30 days prior to the Closing Date, together with unaudited financial statements for the twelve month period ended on the last day of the most recent of such fiscal periods and (iii) pro-forma financial statements as to Holdings and its Consolidated Subsidiaries as of the end of the most recent fiscal month prior to the Closing Date for which financial information is available giving effect to the transactions contemplated to occur on or prior to the Closing Date pursuant to the Transaction Documents, prepared on a pro-forma basis in accordance with Regulation S-X giving effect to the consummation of the Transaction, which in each case, shall be reasonably satisfactory in form and substance to the Lenders; and (iv) evidence satisfactory to the Lenders that (A) the Consolidated EBITDA of Parent and its Consolidated Subsidiaries for the twelve-month period ending as of the most recent month ended prior to the Closing Date was not less than $51,400,000, and (B) the Consolidated EBITDA of Holdings and its Consolidated Subsidiaries for the twelve-month period then ended was not less than $36,100,000.
          (p) Payment of Fees. All costs, fees and expenses due (and for which invoices have been delivered) to the Administrative Agent, the Collateral Agent and the Lenders on or before the Closing Date shall have been paid.
          (q) OFAC/Anti-Terrorism Compliance Certificate. The Administrative Agent shall have received a certificate of the Borrower substantially in the form of Exhibit I hereto, dated the Closing Date, certifying as to the matters set forth in Exhibit I.
          Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders, that:
          Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Group Company (i) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite and material governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Finance Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws; except in each case referred to in clause (ii)(A), (iii) or (iv), to the extent that failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          Section 5.02 Authorization; No Contravention. The execution, delivery and performance by Parent and each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action, and do not and will not (i) contravene the terms of the Organization Documents of any Loan Party or Parent or any of its Subsidiaries; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or Parent or any of its Subsidiaries or its property is subject; or (iii) violate any Law, except in the case of clause (ii) or clause (iii) for such violations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Transaction Document to which it is a party except, in each case, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).
Section 5.05 Financial Condition; No Material Adverse Effect.
          (a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of each of (A) Parent and its Subsidiaries and (B) the Acquired Business, in each case as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of (A) Parent and its Subsidiaries and (B) the Acquired Business as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
          (b) Interim Financial Statements. The unaudited consolidated balance sheets of each of (A) Parent and its Consolidated Subsidiaries and (B) the Acquired Business, in each case as of October 31, 2005, and the related unaudited consolidated statements of income and cash flows for the ten months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section 5.05 (except for the absence of footnotes and normal year-end audit adjustments), the consolidated financial position of (A) Parent and its Consolidated Subsidiaries and (B) the Acquired Business as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end audit adjustments).
          (c) Material Adverse Effect. Since the date of the Audited Financial Statements, nothing has occurred which could, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, (i) a material adverse effect on the financial condition, business, operations, assets, liabilities or property of Parent and its Subsidiaries, taken as a whole or (ii) a Material Adverse Effect.

          (d) Pro-Forma Financial Statements. The pro-forma balance sheet delivered pursuant to Section 4.01(o) has been prepared in good faith by Holdings, based on assumptions deemed reasonable by Holdings at the time made, accurately reflects all material adjustments required to be made to give effect to the Transaction, including estimated purchase price accounting adjustments, and presents fairly on a pro-forma basis the estimated consolidated financial position of Holdings and its Consolidated Subsidiaries as of the end of such month, assuming that the Transaction had actually occurred on that date.
          (e) Projections. The projections delivered by Parent to the Lenders prior to the Effective Date with respect to the Acquired Business have in each case been prepared on a basis consistent with the financial statements referred to in subsection (a) above and are based on good faith estimates and assumptions made by management of Parent, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material.
          (f) Post-Closing Financial Statements. The financial statements delivered to the Lenders pursuant to Section 6.01(a) and (b), if any, (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements, if any) in all material respects the consolidated financial condition, results of operations and cash flows of (A) Parent and its Consolidated Subsidiaries and (B) the Acquired Business, as the case may be, as of the respective dates thereof and for the respective periods covered thereby subject, in the case of quarterly statements, to normal year-end audit adjustments and the absence of footnotes.
          Section 5.06 Litigation. There are no actions, suits, proceedings claims or disputes pending at law, in equity, in arbitration of before any Governmental Authority, by or against any Group Company or against any of their properties or revenues that (i) purport to affect this Agreement or any other Loan Document or (ii) except as specifically disclosed in Schedule 5.06, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 5.07 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transaction.
          Section 5.08 Ownership of Property; Liens. Each Group Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted. All such material properties and assets are free and clear of Liens other than Permitted Liens.
          Section 5.09 Environmental Compliance. No Group Company has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license or other approval required under any Environmental Law or is subject to any Environmental Liability or has received notice of any claim with respect to any Environmental Liability, and no Group Company knows of any basis for any Environmental Liability against any Group Company, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Group Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 5.10 Insurance. Schedule 5.10 hereto sets forth all insurance policies for the Group Companies as in effect on the Effective Date.

          Section 5.11 Taxes. Each Group Company has filed, or caused to be filed, all federal tax returns and all material state, local and foreign tax returns) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties), except for such taxes (A) which are not yet delinquent or (B) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained to the extent required by GAAP. No Loan Party knows of any pending investigation of such party by any taxing authority or proposed tax assessments against any Group Company that would, if made, have a Material Adverse Effect.
          Section 5.12 ERISA; Foreign Pension Plans; Employee Benefit Arrangements. Except as disclosed in Schedule 5.12 and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
          (a) ERISA.
          (i) There are no Unfunded Liabilities (A) with respect to any member of the Group Companies and (B) with respect to any ERISA Affiliate; provided that for purposes of this Section 5.12(a)(i)(B) only, Unfunded Liabilities shall mean the amount (if any) by which the projected benefit obligation exceeds the value of the plan’s assets as of its last valuation date.
          (ii) Each Plan, other than a Multiemployer Plan, complies in all material respects with the applicable requirements of ERISA and the Code, and each Group Company complies in all material respects with the applicable requirements of ERISA and the Code with respect to all Multiemployer Plans to which it contributes.
          (iii) No ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan maintained by any member of the Group Companies and, to the knowledge of the Group Companies, no ERISA Event has occurred or, subject to the passage of time, is reasonably expected to occur with respect to any Plan maintained by an ERISA Affiliate.
          (iv) No Group Company: (A) is or has been within the last six years a party to any Multiemployer Plan; or (B) has completely or partially withdrawn from any Multiemployer Plan.
          (v) To the knowledge of the Group Companies, if any ERISA Affiliate were to incur a complete withdrawal (as described in Section 4203 of ERISA) from any Multiemployer Plan as of the Closing Date, the aggregate withdrawal liability, as determined under Section 4201 of ERISA, with respect to all such Multiemployer Plans would not exceed $100,000.
          (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code, for which an exemption under ERISA does not apply.
          (vii) No Group Company has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.
          (b) Foreign Pension Plans. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. No Group Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.

          (c) Employee Benefit Arrangements.
          (i) All liabilities under the Employee Benefit Arrangements are (A) funded to at least the minimum level required by Law or, if higher, to the level required by the terms governing the Employee Benefit Arrangements, (B) insured with a reputable insurance company, (C) provided for or recognized in the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01 hereof or (D) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent pursuant to Section 6.01.
          (ii) There are no circumstances which may give rise to a liability in relation to the Employee Benefit Arrangements which are not funded, insured, provided for, recognized or estimated in the manner described in clause (i) above.
          (iii) Each Group Company is in material compliance with all applicable Laws, trust documentation and contracts relating to the Employee Benefit Arrangements.
          Section 5.13 Subsidiaries; Equity Interests. As of the Closing Date, Holdings has no Subsidiaries other than the Borrower. As of the Closing Date, the Borrower has no Subsidiaries.
          Section 5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
          (a) Neither Holdings nor the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent for distribution to Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loan was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Holdings and its Consolidated Subsidiaries. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Exchange Act or Regulation T, U or X.
          (b) None of the Group Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Group Companies is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1934, as amended.
          Section 5.15 Disclosure. No information or data (excluding forecasts, financial projections, budgets, estimates and general market data) furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Finance Document, when taken as a whole, as of the date furnished contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

          Section 5.16 Compliance with Law. Each Group Company is in compliance with all requirements of Law (including Environmental Laws) applicable to it or to its properties, except for any such failure to comply which could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.
          Section 5.17 Intellectual Property. Holding and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of Holdings, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Holdings or any Subsidiary infringes upon any rights held by any other Person.
          Section 5.18 Purpose of Loans. The proceeds of the Loan will be used solely to fund a portion of the consideration paid pursuant to the Acquisition Agreement and to pay fees and expenses incurred in connection with the transactions contemplated by the Acquisition Agreement.
          Section 5.19 Labor Matters. There are no strikes against Holdings or any of its Subsidiaries, other than any strikes that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of Holdings or any its Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from Holdings or any its Subsidiaries, or for which any claim may be made against Holdings or any its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or any its Subsidiaries except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any its Subsidiaries is bound.
          Section 5.20 Solvency. Each Loan Party is and, after consummation of the Transactions, will be Solvent.
          Section 5.21 Collateral Documents.
          (a) Article 9 Collateral. The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Finance Parties, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement and the Pledged Collateral is delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 9 of the Uniform Commercial Code by the filing of such financing statements, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.
          (b) Intellectual Property. When financing statements in the appropriate form are filed in the offices specified on Schedule 4.01 to the Security Agreement, the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the United States patents, trademarks, copyrights, licenses and other intellectual property rights covered in such

Assignments to the extent such security interest can be perfected by such filings, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Closing Date).
          Section 5.22 Ownership.
          (a) Securities of the Borrower. Holdings owns good, valid and marketable title to all the outstanding Equity Interests of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents. Except as set forth on Schedule 5.22, there are no shareholder agreements or other agreements pertaining to Holdings’ beneficial ownership of the common stock of the Borrower, including any agreement that would restrict Holdings’ right to dispose of such common stock and/or its right to vote such common stock.
          (b) Holdings Equity Interests. Orbimage owns all of the outstanding Equity Interests of Holdings.
          Section 5.23 Certain Transactions.
          (a) Acquisition Agreement. On the Closing Date, (i) the Acquisition Agreement has not been materially amended or modified or a waiver with respect thereto granted, in each case in a manner material and adverse to the Lenders, unless the Lenders shall have consented to such amendment, modification or waiver, (ii) all funds advanced on the Closing Date by the Lenders have been used in accordance with Section 5.18 and (iii) the transactions contemplated by the Acquisition Agreement have been consummated in accordance with the Acquisition Agreement (with such amendments, modifications or waivers that are not material and adverse to the Lenders).
          (b) No Broker’s Fees. Except as disclosed on Schedule 5.23, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby as a result of any action by or on behalf of the Borrower or their Affiliates, and each of Holdings and the Borrower hereby indemnifies each Agent and each Lender against, and agrees that it will hold each Agent and each Lender harmless from, any claim, demand or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.
          Section 5.24 TT&C Earth Station License, Etc. As of the Closing Date, Schedule 5.24 accurately and completely lists for each TT&C Earth Station all current licenses or authorizations issued or granted by the FCC or by any Governmental Authority outside of the United States to the Borrower or any of its Subsidiaries. As of the Closing Date, the TT&C Earth Station licenses and authorizations listed on Schedule 5.24 include all material authorizations, licenses and permits issued by the FCC or any other Governmental Authority outside of the United States to the Borrower or any of its Subsidiaries that are required or necessary for it to operate such TT&C Earth Station. Each such license is held in the name of the Borrower or one of its Subsidiaries and is validly issued and in full force and effect as of the Closing Date, and as of the Closing Date, the Borrower and its Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.
          Section 5.25 In-Orbit Satellites. Schedule 5.25 accurately and completely lists each of the In-Orbit Satellites owned by the Borrower and its Subsidiaries on the Closing Date, and sets forth for each such In-Orbit Satellite the orbital slot of, and number and frequency band of the transponders (based on Satellite design capabilities and measured in 36 megahertz equivalents) on, such In-Orbit Satellite.

ARTICLE VI
AFFIRMATIVE COVENANTS
          Each of Holdings and the Borrower agrees that so long as, any Senior Credit Obligation or other amount payable hereunder or under any Note or other Loan Document (in each case other than contingent indemnification obligations) remains unpaid:
          Section 6.01 Financial Statements. Holdings will deliver to the Administrative Agent for delivery to each Lender:
          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Holdings (commencing with fiscal year ended December 31, 2005), a consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as of the end of such fiscal year, the related consolidated and consolidating statements of operations and shareholders’ equity and a consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the consolidated and consolidating figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing or another accounting firm acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Consolidated Subsidiaries.
          (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of Holdings (commencing with fiscal year ended December 31, 2006), a consolidated and consolidating balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and shareholders’ equity and a consolidated statement of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form the consolidated and consolidating figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Consolidated Subsidiaries.
          (c) Monthly Financial Statements. As soon as available, and in any event within 45 days after the end of each fiscal month of Holdings (commencing with the first full fiscal month following the Closing Date), a consolidated and consolidating balance sheet of Holdings and its Consolidated Subsidiaries as of the end of such fiscal month, together with related consolidated and consolidating statements of operations and shareholders’ equity and a consolidated statement of cash flows for such fiscal month and the then elapsed portion of such fiscal year, setting forth in comparative form the consolidated and consolidating figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

          (d) Budgets. As soon as available, and in any event within 45 days after the beginning of each fiscal year, a budget for Holdings and its Subsidiaries in form reasonably satisfactory to the Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for (i) each month of such fiscal year prepared in detail and (ii) each fiscal year thereafter, through and including the fiscal year in which the Maturity Date occurs, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a financial officer of the Borrower to the effect that the budget of Holdings is a reasonable estimate for the periods covered thereby and, promptly when available, any significant revisions of such budget; provided, however, that such budget shall be delivered only to the Administrative Agent and to such Lenders that have executed a written request to receive such budget and a confidentiality agreement reasonably acceptable to the Borrower.
          Section 6.02 Certificates; Other Information. Holdings will deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
          (a) Auditors’ Certificate. Concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in the course of the audit upon which their opinion on such financial statements was based (but without any special or additional audit procedures for the purpose), they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any such Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event.
          (b) Compliance Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a), 6.01(b) and 6.01(c) above (commencing with the delivery of the financial statements for the first full fiscal month following the Closing Date), a Compliance Certificate signed by a Responsible Officer on behalf of Holdings (i) stating that, to the knowledge of the Responsible Officers of Holdings, no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto, and (ii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the GAAP applied in the preparation of the financial statements of Holdings and its Consolidated Subsidiaries, and, if so, describing such change.
          (c) Auditor’s Reports. Promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent or any Group Company by independent accountants in connection with the accounts or books of Parent or any Group Company, or any audit of any of them;
          (d) SEC Reports. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which any Group Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.
          (e) Reports to Holders of Debt Securities. Promptly after the furnishing thereof, copies of any statement or report furnished of any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02.

          (f) Investigations. Promptly, and in any event within ten Business Days after receipt thereof by any Group Company, copies of each notice or other correspondence received from any Governmental Authority concerning any investigation or possible investigation or other inquiry by such Governmental Authority regarding the business, financial or other operational results of such Group Company thereof that, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (g) ERISA Reports. Promptly after the same are available, the most recently prepared actuarial reports in relation to the Plans for the time being operated by Group Companies which are prepared in order to comply with the then current statutory or auditing requirements within the relevant jurisdiction.
          (h) Additional Patents, Trademarks and Copyrights. At the time of delivery of the financial statements and reports provided for in Section 6.01(a), a report signed by the chief financial officer of the Borrower setting forth (i) a list of registration numbers for all material patents, trademarks, service marks, tradenames and copyrights awarded to any Group Company since the last day of the immediately preceding fiscal year of the Borrower and (ii) a list of all material patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Group Company since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.
          (i) Domestication in Other Jurisdiction. Promptly after any change in the jurisdiction of organization of any Loan Party, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.
          (j) Other Information. With reasonable promptness upon request therefor, such other information regarding the financial condition of any Group Company as the Administrative Agent or any Lender may reasonably request, which may include such information as the Administrative Agent or such Lender may reasonably determine is necessary or advisable to enable it either (i) to comply with the policies and procedures adopted by it and its Affiliates to comply with the Bank Secrecy Act, the U.S. Patriot Act and all applicable regulations thereunder or (ii) to respond to requests for information concerning Holdings and its Subsidiaries from any governmental, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism regulatory requirements or its compliance procedures under the U.S. Patriot Act.
          Section 6.03 Notices. The Borrower will promptly notify the Administrative Agent:
          (i) of the occurrence of any Default or Event of Default;
          (ii) of (A) any default or event of default, not waived in accordance with the provisions hereof, under any material Contractual Obligation of the Borrower or any of its Subsidiaries, (B) any dispute, litigation, investigation, proceeding or suspension between any Group Company and any Governmental Authority, (C) the commencement of, or any material adverse development in, any litigation or proceeding affecting any Group Company including pursuant to any applicable Environmental Law, (D) any litigation, investigation or proceeding affecting any Loan Party and (E) and any other matter, event or circumstance, in each case of subclauses (A) through (E) to the extent that the same have resulted or could reasonably be expected to result in a Material Adverse Effect;
          (iii) of the occurrence of any ERISA Event that is reasonably likely to have a Material Adverse Effect; or

          (iv) of any material change in accounting policies or financial reporting practice by Holdings or any of its Subsidiaries.
          Each notice pursuant to this Section 6.03 shall be accompanied by a statement of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
          Section 6.04 Payment of Taxes. Each of the Group Companies will pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, provided, however, that no Group Company shall be required to pay any such tax, assessment, charge or levy which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established if required by GAAP.
          Section 6.05 Preservation of Existence Etc. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Borrower permitted under Section 7.04 or Section 7.05, each Group Company will: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 6.06 Maintenance of Properties. Each Group Company will maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 6.07 Maintenance of Insurance; Certain Proceeds.
          (a) Insurance Policies. Each of the Group Companies will at all times maintain in full force and effect insurance (including maintenance of usual and customary in-orbit insurance through September 24, 2006 on the IKONOS Satellite with reputable insurance carriers (“In-Orbit Insurance”) of not less than $20.0 million, worker’s compensation insurance, liability insurance and casualty insurance, in each case in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents). In addition to the foregoing, if the Group Companies fail to obtain on or prior to April 1, 2006 In-Orbit Insurance for the period from and after September 24, 2006 through and including November 30, 2006 (the “In-Orbit Insurance Period”) in an amount equal to or greater than $20.0 million, then the Borrower shall pay to the Administrative Agent on such date, for distribution to the Lenders in accordance with Section 2.08, liquidated damages of $135,000 (reduced on a pro rata basis both (x) to the extent such In-Orbit Insurance is obtained for only a portion of the In-Orbit Insurance Period and (y) to the extent such insurance is for less than $20.0 million). Within 20 days of the Effective Date, the Collateral Agent shall have received certificates of insurance of the Loan Parties and their Subsidiaries reasonably acceptable to the Lenders and evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent as additional insured or loss payee, as appropriate, on behalf of the Lenders. After such time, the Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all such other policies (other than workers’ compensation, employee health and directors’ and officers’ policies), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence and continuance of an Event of Default, the insurance carrier will give the Collateral Agent 30 days’ prior written notice before any such policy or policies shall be canceled, and that no act or default of any Group Company or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies.
          (b) Loss Events. In case of any Casualty or Condemnation with respect to any property of any Group Company or any part thereof (other than a complete loss of a Satellite), the Borrower shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or taking. In such case, the Borrower may, at its option, cause such Group Company to, promptly repair, restore or replace the property of such Person (or part thereof) which was subject to such Casualty or Condemnation, at such Person’s cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, that such property need not be repaired, restored or replaced to the extent such Person concludes that the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Person in the ordinary course and otherwise in the best interest of such Person and (B) would not materially impair the rights and benefits of the Collateral Agent or the Finance Parties under the Collateral Documents or any other Loan Document or (ii) the failure to repair, restore or replace the property is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Senior Credit Obligations in accordance with the following provisions of this Section 6.07(b). If Holdings or any of its Subsidiaries shall receive any Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation, in each case attributable to a Satellite, such Person will promptly pay over such proceeds to the Administrative Agent, for payment of the Senior Credit Obligations in accordance with Section 2.06(b)(ii).
          Section 6.08 Compliance with Laws. Each of the Group Companies will comply with all requirements of Law applicable to it and its properties to the extent that noncompliance with any such requirement of Law could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 6.09 Books and Records. Each of the Group Companies will keep complete and accurate books and records of its transactions in accordance with GAAP (including the establishment and maintenance of appropriate reserves if required by GAAP) and will maintain such books and records and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Group Company, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          Section 6.10 Inspection Rights. Upon reasonable notice and during normal business hours, each of the Group Companies will permit representatives appointed by the Administrative Agent, including independent accountants, agents and employees to visit and inspect its property, including its books and records, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agents or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees, independent accountants, attorneys and representatives of the Group Companies; provided that so long as no Event of Default has occurred during such fiscal year, only one such visit and inspection per fiscal year of the Group Companies shall be at the expense of the Group Companies; provided further that if an Event of Default has occurred during such fiscal year, all such visits and inspections, without limitation, shall be at the sole expense of the Group Companies. Each of Holdings and the Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Administrative Agent and the Lenders copies of any of the financial statements, trial balances or other accounting records of any sort of any Group Company in the accountant’s or auditor’s possession, and to disclose to the Administrative Agent and the

Lenders any information they may have concerning the financial status and business operations of any Group Company.
          Section 6.11 Use of Proceeds. The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.18.
          Section 6.12 Additional Loan Parties; Additional Security.
          (a) Additional Subsidiary Guarantors. Each of Holdings and the Borrower will take, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of Holdings (other than the Borrower and Foreign Subsidiaries) are Subsidiary Guarantors. Without limiting the generality of the foregoing, if any Loan Parties shall form or acquire any new Subsidiary, the Borrower, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the material assets of such new Subsidiary and will cause such new Subsidiary (other than a Foreign Subsidiary) to:
          (i) within 30 days after such formation or acquisition, execute a Joinder Agreement pursuant to which such new Subsidiary shall agree to become a “Guarantor” under the Guaranty and a “Pledgor” under the Security Agreement; and
          (ii) deliver such proof of organizational authority, incumbency of officers, opinions of counsel (for non-Delaware entities) and other documents as is consistent with those delivered by each Loan Party pursuant to Section 4.01 on the Closing Date or as the Administrative Agent or the Collateral Agent shall have reasonably requested.
          (b) Additional Security. Each of Holdings and the Borrower will cause, and will cause each of its Subsidiaries (other than a Foreign Subsidiary) to cause (i) all of its Owned Real Properties and personal property with a fair market value in excess of $1.5 million, and (ii) all other assets and properties of Holdings and its Subsidiaries as are not covered by the original Collateral Documents (and except for vehicles) to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of Owned Real Property, title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as either the Administrative Agent or the Collateral Agent shall request in its reasonable discretion (collectively, the “Additional Collateral Documents”). With respect to any Owned Real Property acquired by any Loan Party subsequent to the Closing Date, such Person will cause to be delivered to the Collateral Agent with respect to such Owned Real Property, documents, instruments and other items of the types reasonably required to be delivered, all in form, content and scope reasonably satisfactory to the Administrative Agent and the Collateral Agent. In furtherance of the foregoing terms of this Section 6.12, the Borrower agrees to promptly provide the Administrative Agent with written notice of the acquisition by Holdings or any of its Subsidiaries of any Owned Real Property having a market value greater than $1.0 million or more in the aggregate, setting forth in each case in reasonable detail the location and a description of the asset(s) so acquired or leased. Without limiting the generality of the foregoing, Holdings and the Borrower will cause, and will cause each of their respective Subsidiaries to cause, 100% of the Equity Interests of each of their respective direct and indirect Subsidiaries (or 65% of such Equity Interests, if such Subsidiary is a direct Foreign Subsidiary) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents, subject only to Permitted Liens.
          All such security interests and mortgages shall be granted pursuant to documentation substantially consistent with the Collateral Documents executed at Closing or otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third

Persons and subject to no other Liens except for Permitted Liens. The Additional Collateral Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Collateral Documents.
          (c) Real Property Appraisals. If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by Law or regulation to have appraisals prepared in respect of the Owned Real Property of any Group Company constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12 C.F.R., Part 34 — Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Required Lenders and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.
          (d) Each of Holdings and the Borrower agrees that each action required by this Section 6.12 shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders or required to be taken by Holdings or any of its Subsidiaries pursuant to the terms of this Section 6.12.
          Section 6.13 Cash Management System. Within 90 days following the Closing Date, the Borrower will establish, and, once established, for so long as any Senior Credit Obligation or other amount payable hereunder or under any Note or other Loan Document (in each case other than contingent indemnification obligations) remains unpaid will maintain, the cash management systems described below in this Section 6.13 (the “Cash Management Systems”):
          (a) The Borrower shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to one or more of the banks set forth on Schedule 6.13 (the “Cash Management Banks”), and deposit or cause to be deposited promptly all Collections of Borrower (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account (a “Cash Management Account”) at one of the Cash Management Banks.
          (b) Each Cash Management Bank shall establish and maintain a blocked account agreement with Collateral Agent and the Borrower, in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent (each, a “Blocked Account Agreement”).
          (c) So long as no Event of Default has occurred and is continuing, the Borrower may amend Schedule 6.13 to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that prior to the time of the opening of such Cash Management Account, the Borrower and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Blocked Account Agreement.
          (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Senior Credit Obligations or other amount payable hereunder or under any Note or other Loan Document, and in which the Loan Parties are hereby deemed to have granted a Lien to Collateral Agent
          Section 6.14 Access and Command Codes.
          (a) At any time upon an acceleration by the Lenders of the Loans pursuant to Article VIII, and upon notification thereof by the Administrative Agent, the Borrower will, and will cause its Subsidiaries to, promptly deliver to the Collateral Agent, subject to having obtained any requisite consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all existing access codes, command codes and command encryption necessary, in the sole judgment of the Administrative Agent, to establish access to and perform TT&C Services for any Satellite for which the Borrower or any of its Subsidiaries provides TT&C Services that has not been decommissioned or otherwise suffered an actual or constructive total loss, including activation and control of any spacecraft subsystems and payload components and the transponders thereon and any changes to or modifications of such codes and encryption.
          (b) The Borrower will, and will cause each of its Subsidiaries to:
          (i) at the request of the Administrative Agent, upon notification by the Administrative Agent that such an acceleration pursuant to Article VIII has occurred, use its best efforts to obtain promptly from each provider (other than the Borrower or any of its Subsidiaries) of TT&C Services for any Satellite, consents and agreements with the Collateral Agent to deliver expeditiously to the Collateral Agent, subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary to establish access to and perform TT&C Services for any such Satellite that has not been decommissioned or otherwise suffered an actual or constructive total loss, including activation and control of any spacecraft subsystems and payload components and the transponders thereon;
          (ii) at the request of Administrative Agent, upon notification by the Administrative Agent that an acceleration pursuant to Article VIII has occurred, take all steps necessary, to obtain any consent or approval of, or registration or filing with, any Governmental Authority required to effect any transfer of operational control over any such Satellite and related technical data (including any license approving the export or re-export of such Satellite or related technical data to any Person or Persons as designated by the Administrative Agent); and
          (iii) deliver to the Collateral Agent written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained.
          (c) At any time following the delivery of any access codes, command codes or command encryption to the Administrative Agent pursuant to preceding clauses (a) or (b), except as otherwise required by Law, the Borrower will not, and will use its best efforts to cause each provider (other than the Borrower or its Subsidiaries) of TT&C Services for any Satellite that has not been decommissioned or otherwise suffered an actual or constructive total loss to agree not to, change any access codes, command codes or command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of each Satellite, without promptly furnishing to the Administrative Agent the new access codes, command codes and command encryption necessary to establish access to and perform TT&C Services for such Satellite.
ARTICLE VII
NEGATIVE COVENANTS
          Each of Holdings and the Borrower agrees that so long as any Senior Credit Obligations or other amount payable hereunder or under any Note or other Loan Document (in each case other than contingent indemnification obligations) remains unpaid:

          Section 7.01 Limitation on Indebtedness. None of the Group Companies will incur, create, assume or permit to exist any Indebtedness or Swap Obligations except:
          (i) Indebtedness of the Borrower and its Subsidiaries outstanding on the Effective Date and disclosed on Schedule 7.01 (collectively, the “Existing Debt”);
          (ii) Indebtedness of the Loan Parties under this Agreement and the other Loan Documents;
          (iii) Purchase Money Indebtedness and Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of the Borrower and its Subsidiaries incurred after the Closing Date to finance Capital Expenditures permitted by Section 7.14; provided that (A) the aggregate amount of all such Debt does not exceed $500,000 at any time outstanding, (B) the Debt when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (C) such Debt is issued and any Liens securing such Debt are created concurrently with, or within 90 days after, the acquisition of the asset financed and (D) no Lien securing such Debt shall extend to or cover any property or asset of any Group Company other than the asset so financed;
          (iv) Indebtedness of the Borrower or its Subsidiaries secured by Liens permitted by clauses (i), (xv) and (xvi) of Section 7.02 and any Permitted Refinancing thereof; provided such Indebtedness permitted by clauses (xvi) and (xvii) of Section 7.02 does not constitute Indebtedness for borrowed money;
          (v) (A) contingent liabilities in respect of any indemnification, adjustment of purchase price, earn-out, non-compete, consulting, deferred compensation and similar obligations of the Borrower and its Subsidiaries incurred in connection with the Acquisition and (B) Indebtedness incurred by the Borrower or its Subsidiaries in connection with permitted Asset Dispositions under agreements providing for earn-outs or the adjustment of the purchase price or similar adjustments;
          (vi) unsecured Swap Obligations of the Borrower or any Subsidiary of the Borrower under Swap Agreements to the extent entered into to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes;
          (vii) Indebtedness owed to any Person providing property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness shall be outstanding only during such year;
          (viii) Indebtedness consisting of Guarantees (A) by the Borrower in respect of Indebtedness, leases and other ordinary course obligations permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Borrower and (B) by the Borrower or any Subsidiary of the Borrower of Indebtedness, leases or other ordinary course obligations permitted to be incurred by, Foreign Subsidiaries; provided that the aggregate amount of Guarantees referred to in this clause (B), together with all Investments by the Borrower and its Wholly-Owned Domestic Subsidiaries permitted under Section 7.06(a)(xi), will not exceed $500,000 at any one time outstanding;
          (ix) inter-company Indebtedness owing to the Borrower or a Subsidiary of the Borrower to the extent permitted by Section 7.06(a)(x) or (xi);

          (x) Indebtedness of Foreign Subsidiaries not otherwise permitted by clause (ix) above incurred on or after the Closing Date to finance working capital requirements and Permitted Refinancings thereof (determined without regard to clause (ii) of the definition thereof) in an aggregate principal amount which, when taken together with the then outstanding principal amount of all Indebtedness of Foreign Subsidiaries referred to in clause (ix) above, does not exceed $500,000 (or its equivalent in one or more applicable foreign currencies);
          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (A) such Indebtedness (other than credit or purchase cards) is extinguished within three Business Days of its incurrence and (B) such Indebtedness in respect of credit or purchase cards in extinguished within 60 days from its incurrence;
          (xii) Debt representing deferred compensation to employees of the Borrower and its Subsidiaries;
          (xiii) unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this Section 7.01 incurred after the Closing Date in an aggregate principal amount not to exceed $500,000 at any time outstanding; provided that (A) the credit documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to Holdings or any Subsidiary of Holdings that are more restrictive than the covenants and default provisions contained in the Loan Documents, and (B) no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence;
          (xiv) Indebtedness of the Borrower or any of its Subsidiaries in respect of workers’ compensation claims, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business; and
          (xv)Indebtedness in the form of advances and commissions to employees.
          Section 7.02 Restriction on Liens. None of the Group Companies will create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Subsidiary of Holdings) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, or sign or file or authorize the filing under the Uniform Commercial Code of any jurisdiction of a financing statement that names any Group Company as debtor, or sign any security agreement authorizing any secured party thereunder to file such a financing statement, except Liens described in any of the following clauses (collectively, “Permitted Liens”):
          (i) Liens existing on the Closing Date and listed on Schedule 7.02 hereto and any modifications, replacements, renewals or extensions thereof; provided that (A) the Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Debt permitted under Section 7.01 and (y) proceeds and products thereof and (B) the renewal, extension or modification of the obligations secured or benefited by such Liens is permitted by Section 7.01;
          (ii) Liens created by the Collateral Documents;
          (iii) Liens for taxes, assessments or governmental charges or levies not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by GAAP (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

          (iv) Liens imposed by Law securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, carriers and other like persons which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (B) which are being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;
          (v) Liens (other than any Liens imposed by ERISA) securing Indebtedness or Swap Obligations incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and other similar obligations incurred in the ordinary course of business;
          (vi) Liens securing obligations in respect of surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business;
          (vii) Liens upon specific items or inventory or other goods and proceeds of the Borrower or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;
          (viii) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary cause of business;
          (ix) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to Section 7.01(vii);
          (x) Liens arising solely by virtue of any statutory or common Law provision relating to banker’s liens, rights of set-off or similar rights, in each case incurred in the ordinary course of business;
          (xi) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of any Group Company;
          (xii) zoning restrictions, building codes, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title not securing Indebtedness or Swap Obligations which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of Holdings or any of its Subsidiaries or the value of such property for the purpose of such business;
          (xiii) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01; provided that no cash or other property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) the fair value of which exceeds $150,000 is deposited or delivered to secure any such judgment, decree or award, or any appeal bond in respect thereof;
          (xiv) Liens securing Debt permitted to be incurred under Section 7.01(i), (iii) and (iv);
          (xv) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;
          (xvi) any Lien existing on any asset (other than on the Equity Interests of one or more Subsidiaries) prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;
          (xvii) Liens on any assets of a Foreign Subsidiary of the Borrower securing Indebtedness of such Foreign Subsidiary incurred pursuant to Section 7.01(x);
          (xviii) other Liens incurred by the Borrower and its Subsidiaries not securing Indebtedness if the aggregate fair market value of the property subject to such Liens, and the aggregate amount of the obligations secured thereby, do not exceed $250,000; and
          (xix) Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Subsidiaries of goods through third parties in the ordinary course of business.
          Section 7.03 Nature of Business. None of the Group Companies will alter in any material respect the character or conduct of the business conducted by such Person as of the Effective Date.
          Section 7.04 Consolidation, Merger and Dissolution. Except in connection with an Asset Disposition permitted by the terms of Section 7.05, none of the Group Companies will enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions); provided that:
          (i) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (A) the Borrower is the surviving corporation of such merger, dissolution or liquidation, (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of the Borrower and such Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) no Person other than Holdings the Borrower or a Subsidiary Guarantor receives any consideration in respect or as a result of such transaction;
          (ii) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Domestic Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, (x) a Subsidiary Guarantor is the surviving corporation of such merger, dissolution or liquidation, (y) no Person other than the Borrower or a Subsidiary Guarantor receives any consideration in respect of or as a result of such transaction and (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of each Domestic Subsidiary so merged, dissolved or liquidated and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation); and

          (iii) any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any Wholly-Owned Subsidiary of the Borrower, so long as (A) in the case of any such merger, dissolution or liquidation involving one or more Subsidiary Guarantors, if any, the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation and (B) the security interests granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents in the assets of such Foreign Subsidiary, if any, and the Borrower or such other Subsidiary, as the case may be, and in the Equity Interests of the surviving entity of such merger, dissolution or liquidation shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);
          (iv) any Foreign Subsidiary may be merged or consolidated with or into, or be liquidated into, another Foreign Subsidiary;
          (v) any Investment permitted by Section 7.06 may be structured as a merger, consolidation or amalgamation; and
          (vi) any Asset Disposition permitted by Section 7.05 may be consummated.
In the case of any merger or consolidation permitted by this Section 7.04 of any Subsidiary of Holdings which is not a Loan Party into a Loan Party, the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such transaction.
          Section 7.05 Asset Dispositions. None of the Group Companies will make any Asset Disposition; provided that:
          (i) any Group Company may sell inventory (including the right to use images owned by a Group Company) and services in the ordinary course of business for fair value;
          (ii) the Borrower may make any Asset Disposition to any Subsidiary Guarantor;
          (iii) the Borrower and its Subsidiaries may liquidate or sell Cash Equivalents and Foreign Cash Equivalents;
          (iv) the Borrower or any of its Subsidiaries may dispose of machinery or equipment or other similar tangible assets (other than any satellite) which will be replaced or upgraded with machinery or equipment or other similar tangible assets put to a similar use and owned or otherwise used or useful in the ordinary course of business of and owned by such Person; provided that (A) such replacement or upgraded machinery and equipment is acquired within 180 days after such disposition, (B) the fair market value of all property disposed of pursuant to this clause (iv) does not exceed $500,000 in the aggregate in any fiscal year of the Borrower and (C) upon their acquisition, such replacement assets become subject to the Lien of the Collateral Agent under the Collateral Documents;
          (v) the Borrower or any of its Subsidiaries may dispose of obsolete, worn-out or surplus tangible assets (other than a satellite) in the ordinary course of business and in a commercially reasonable manner;
          (vi) any Group Company may enter into any Sale/Leaseback Transaction not prohibited by Section 7.01 or Section 7.13;

          (vii) any Subsidiary of the Borrower may sell, lease or otherwise transfer all or substantially all or any part of its assets (including any such transaction effected by way of merger or consolidation) to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower;
          (viii) any non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower may sell, lease or otherwise transfer all or any part of its assets (including any such transaction effected by way of merger or consolidation) to any other non-Wholly-Owned Domestic Subsidiary or Foreign Subsidiary of the Borrower, so long as the security interests, if any, granted to the Collateral Agent for the benefit of the Finance Parties pursuant to the Collateral Documents, if any, in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);
          (ix) any Subsidiary of the Borrower may sell or dispose of Equity Interests in such Subsidiary to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests in Foreign Subsidiaries;
          (x) Asset Dispositions effected by transactions permitted under Section 7.04 or 7.13 shall be permitted;
          (xi) any Group Company may lease, as lessor or sublessor, or license, as licensor or sublicensor, real or personal property in the ordinary course of business;
          (xii) any Group Company may dispose of defaulted receivables and similar obligations in the ordinary course of business and not as part of an accounts receivable financing transaction;
          (xiii) any Group Company may make any other Asset Disposition; provided that (A) at least 75% of the consideration therefor is cash or Cash Equivalents; (B) such Asset Disposition is for fair value and on an arms’-length basis, (C) such transaction does not involve the sale or other disposition of a minority Equity Interest in any Group Company or of a satellite; (D) the aggregate fair market value of all assets sold or otherwise disposed of by the Group Companies in all such transactions in reliance on this clause (xiii) (other than with respect to the sale of all or any portion of the Borrower’s image library) shall not exceed $500,000 in any fiscal year of the Borrower or $1,000,000 in the aggregate from and after the Closing Date; and (E) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;
          (xiv) the Borrower or any Subsidiary Guarantor may make an Asset Disposition to any Group Company which is not, and is not required to be, a Subsidiary Guarantor (1) for fair value and (2) to the extent the amount of consideration received therefore is less than fair value (the “Deficit”), the amount of such Deficit, together with (a) the amount of any Investment made pursuant to Section 7.06(xi) and (b) with all Guarantees permitted under Section 7.01(ix)(B) (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness), does not exceed $500,000 at any time outstanding; and
          (xv) the IRS Disposition may be consummated.
Upon consummation of an Asset Disposition permitted under this Section 7.05, the Lien created thereon under the Collateral Documents (but not the Lien on any proceeds thereof) shall, except as otherwise specified herein, be automatically released, and the Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable) deliver to the Borrower, upon the Borrower’s request and at the Borrower’s expense, such documentation as is necessary to evidence the release of the Collateral Agent’s security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Loan Documents.
          Section 7.06 Investments.
          (a) Investments. None of the Group Companies will make or acquire any Investment in any Person, except the following:
          (i) Investments existing on the Effective Date disclosed on Schedule 7.06 hereto or in Persons which are Wholly-Owned Domestic Subsidiaries on the Effective Date and Investments in Wholly-Owned Domestic Subsidiaries formed after the Effective Date if the Loan Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Loan Parties to be in compliance with the terms of Section 6.12 after giving effect to such Investment;
          (ii) the Borrower or any Domestic Subsidiary of the Borrower may invest in cash and Cash Equivalents;
          (iii) Foreign Subsidiaries of the Borrower may invest in Foreign Cash Equivalents;
          (iv) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables owing to them;
          (v) the Borrower and each Subsidiary of the Borrower may acquire and own Investments (including Indebtedness obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
          (vi) loans and advances by the Borrower and its Subsidiaries to employees of Holdings and its Subsidiaries for moving and travel and other similar expenses, in each case in the ordinary course of business, in an aggregate principal amount not to exceed $250,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);
          (vii) deposits by the Borrower or any Subsidiary of the Borrower made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;
          (viii) the Borrower or any of its Subsidiaries may make loans and advances to Holdings for the purposes and in the amounts necessary to pay the fees, expenses and taxes described in Section 7.07(iii);
          (ix) Holdings may make equity contributions to the capital of the Borrower;
          (x) the Borrower may make Investments in any of its Wholly-Owned Domestic Subsidiaries and any Subsidiary of the Borrower may make Investments in any Wholly-Owned Domestic Subsidiary of the Borrower; provided that (A) each item of intercompany Indebtedness shall be evidenced by a promissory note, (B) each promissory note evidencing intercompany loans and advances made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower shall contain the subordination provisions reasonably satisfactory to the Lenders and (C) each promissory note evidencing intercompany loans and advances (other than promissory notes held by Foreign Subsidiaries) shall be pledged to the Collateral Agent pursuant to the Security Agreement;
          (xi) the Borrower and its Subsidiaries may make Investments in any Foreign Subsidiary or any non-Wholly-Owned Domestic Subsidiary of the Borrower (A) in the case of Investments by the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, in an aggregate amount together with all Guarantees permitted under Section 7.01(ix)(B) (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness) and all Asset Dispositions permitted under Section 7.05(xiv) at any one time outstanding not exceeding $500,000 and (B) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Subsidiary to such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary for resale by such Foreign Subsidiary or non-Wholly-Owned Domestic Subsidiary (including any such Investments resulting from the extension of the payment terms with respect to such sales); provided that (A) each item of intercompany Indebtedness shall be evidenced by a promissory note and (B) each promissory note evidencing intercompany loans and advances (other than promissory notes held by Foreign Subsidiaries of the Borrower) shall be pledged to the Collateral Agent pursuant to the Security Agreement;
          (xii) Investments arising out of the receipt by the Borrower or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 7.05;
          (xiii) the Borrower and its Subsidiaries may make other Investments not otherwise permitted by this Section 7.06 in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Indebtedness) at any time outstanding not exceeding $500,000; and
          (xiv) Investments in the form of advances and commissions to employees not to exceed $75,000 per annum;
provided that no Group Company may make or own any Investment in Margin Stock.
          (b) Limitation on the Creation of Subsidiaries. No Group Company will establish, create or acquire after the Closing Date any Subsidiary, unless (i) at least 15 days’ written notice after the formation thereof is given to the Administrative Agent, (ii) the Investment resulting from such establishment, creation or acquisition is permitted pursuant to Section 7.06(a) above, (iii) the capital stock or other equity interests of such new Subsidiary (other than a Foreign Subsidiary) is pledged pursuant to, and to the extent required by, the Security Agreement and the certificates representing such interests, together with transfer powers duly executed in blank, are delivered to the Collateral Agent, (iv) such new Subsidiary (other than a Foreign Subsidiary) executes a counterpart of the Joinder Agreement, the Guaranty and the Security Agreement to the extent required by Section 6.12(b), and (v) such new Subsidiary, to the extent requested by the Administrative Agent, takes all other actions required pursuant to Section 6.12.
          Section 7.07 Restricted Payments, Etc. None of the Group Companies will declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests (exclusive of Debt Equivalents) of such Person), except that:
          (i) any Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor;

          (ii) any non-Wholly-Owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor or ratably to all holders of its outstanding Equity Interests;
          (iii) the Borrower may make cash Restricted Payments to Holdings for the purpose of paying, and in amounts not to exceed the amount necessary to pay, (A) the then currently due fees and expenses of Holdings’ counsel, accountants and other advisors and consultants, and other operating and administrative expenses of Holdings (including employee and compensation expenditures and other similar costs and expenses) incurred in the ordinary course of business that are for the benefit of, or are attributable to, or are related to, including the financing or refinancing of, Holdings’ Investment in the Borrower and its Subsidiaries up to an aggregate amount of $100,000 for each fiscal year, (B) the then currently due taxes payable by Parent pursuant to the Tax Sharing Agreement solely on account of the income of Holdings related to its Investment in the Borrower and its Subsidiaries and the reasonable expenses of preparing returns reflecting such taxes;
          (iv) the Borrower may make payments to Parent due under the Management Services Agreement to the extent such payments reflect normal compensation for services rendered by officers and directors of Parent and/or Orbimage in the ordinary course of business; and
          (v) the Borrower may make payments to Parent up to $6,000,000 for reimbursement of deposits made by Parent to the Seller as part of the aggregate purchase price under the Acquisition Agreement.
          Section 7.08 Prepayments of Indebtedness, Etc.
          (a) Prohibition Against Certain Payments of Principal and Interest of Other Indebtedness. None of the Group Companies will directly or indirectly, redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness which is expressly subordinated to the Loan, or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable to such Indebtedness.
          Section 7.09 Transactions with Affiliates. None of the Group Companies will engage in any transaction or series of transactions with (i) any officer, director, holder of any Equity Interest in or other Affiliate of Holdings, or (ii) any Affiliate of any such officer, director, holder or Affiliate, including, without limitation, Parent or any of its Subsidiaries that is not a Group Company), other than:
          (i) transfers of assets to any Loan Party other than Holdings permitted by Section 7.05;
          (ii) transactions expressly permitted by Section 7.01, Section 7.04, Section 7.06 or Section 7.07;
          (iii) (a) normal compensation, indemnities and reimbursement of reasonable expenses of officers and directors and (b) transactions expressly permitted by the Management Services Agreement and the Tax Sharing Agreement;
          (iv) any sale of inventory, products or services by the Borrower or its Wholly-Owned Domestic Subsidiaries to Parent or any of its Subsidiaries in the ordinary course of business and on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party;

          (v) any transaction entered into among the Borrower and its Wholly-Owned Domestic Subsidiaries or among such Wholly-Owned Domestic Subsidiaries; and
          (vi) other transactions which are engaged in by the Borrower or any of its Subsidiaries in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms’-length transaction with an independent, unrelated third party. None of Holdings or any of its Subsidiaries will enter into any management, employment, consulting or similar agreement or arrangement with, or otherwise pay any professional, consulting, management or similar fees to or for the benefit of, the Parent, any Affiliates of the Parent other than Holdings or any of its Subsidiaries, any director, officer or security holder of any of the foregoing, or any successor or transferee of any of the foregoing, except for the Management Services Agreement.
          Section 7.10 Fiscal Year; Organizational and Other Documents; Tax Sharing Agreement. None of the Group Companies will (i) change its fiscal year, (ii) enter into or consent to any amendment, modification or waiver that is material and adverse in any respect to the Lenders of any of the provisions of the Acquisition Documents, (iii) enter into or consent to any amendment, modification or waiver that is material and adverse in any respect to the Lenders to its articles or certificate of incorporation, bylaws (or analogous organizational documents) or any agreement entered into by it with respect to its Equity Interests (including the Stockholders’ Agreement) or (iv) enter into any amendment or modification of the Tax Sharing Agreement or the Management Services Agreement material and in any respect to the Lenders in each case as in effect on the Closing Date. The Borrower will cause the Group Companies to promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.
          Section 7.11 Restrictions with Respect to Intercorporate Transfers. None of the Group Companies will create or otherwise cause or permit to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any Subsidiary of the Borrower to (A) make Restricted Payments to, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (B) make loans or advances to the Borrower or any other Subsidiary of the Borrower, (D) transfer any of its properties or assets to the Borrower or any other Subsidiary of the Borrower or (E) act as a Subsidiary Guarantor and pledge its assets pursuant to the Finance Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (ii) the ability of any Loan Party to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Senior Credit Obligations, except in each case for prohibitions or restrictions existing under or by reason of:
          (i) this Agreement and the other Loan Documents;
          (ii) applicable Law;
          (iii) customary non-assignment provisions with respect to leases or licensing agreements entered into by the Borrower or any of its Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practices;
          (iv) any restriction or encumbrance with respect to any asset of the Borrower or any of its Subsidiaries or a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets or all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and
          (v) Liens permitted under Section 7.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only to the assets subject to such Liens and the proceeds thereof.
          Section 7.12 Ownership of Subsidiaries; Limitations on Holdings and the Borrower.
          (a) Holdings and the Borrower will not (i) permit any Person (other than the Borrower or any Subsidiary of the Borrower) to own any Equity Interest of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Equity Interests to any Person, except (A) the Borrower or any Subsidiary of the Borrower or (B) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (iii) permit the Borrower or any Subsidiary of the Borrower to issue any shares of Preferred Stock.
          (b) Holdings will not (i) hold any assets other than (A) the Equity Interests of the Borrower and (B) assets incidental to its being a holding company with a value at no time in excess of $100,000, (ii) have any material liabilities other than (A) liabilities under the Finance Documents and (B) tax liabilities in the ordinary course of business or (iii) engage in any business or activity other than (A) owning the common stock of the Borrower (including purchasing additional shares of common stock after the Closing Date) and activities incidental or related thereto or to the maintenance of the corporate existence of Holdings or compliance with applicable Law, (B) acting as a Guarantor under its Guaranty and pledging its assets to the Collateral Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party and (C) issuing its own common stock in any Qualifying Equity Issuance.
          (c) Holdings and the Borrower will not permit any Person other than Holdings to hold any Equity Interests or Equity Equivalents of the Borrower.
          Section 7.13 Sale and Leaseback Transactions. None of the Group Companies will directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease (whether an Operating Lease or a Capital Lease) of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which such Group Company has sold or transferred or is to sell or transfer to any other Person which is not a Group Company or (ii) which such Group Company intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Group Company to another Person which is not a Group Company in connection with such lease; provided, however, that the Group Companies may enter into such transactions with respect to personal property, in an aggregate amount of up to $250,000 in sales proceeds during the term of this Agreement, if (i) after giving effect on a pro-forma basis to any such transaction the Borrower shall be in compliance with all other provisions of this Agreement, including Section 7.01 and Section 7.02, (ii) the gross cash proceeds of any such transaction are at least equal to the fair market value of such property (as determined by the Borrower, whose determination shall be conclusive if made in good faith) and (iii) the Net Cash Proceeds are forwarded to the Administrative Agent as set forth in Section 2.06(b)(ii) to the extent required therein.
          Section 7.14 Capital Expenditures.
          (a) None of the Group Companies will make any Consolidated Capital Expenditures, except that during any fiscal year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of such Consolidated Capital Expenditures does not exceed the sum of (i) $1,200,000 in any fiscal year, plus (ii) up to $2,000,000 funded after the Closing Date with the proceeds of Qualifying Equity Issuances by Holdings.
          (b) To the extent that Consolidated Capital Expenditures permitted under subsection (a)(i) above for any fiscal year are less than the amount specified in subsection (a)(i) above, 50% of the difference may be carried forward and utilized to make Consolidated Capital Expenditures during the immediately succeeding fiscal year (and for this purpose, Consolidated Capital Expenditures in any subsequent fiscal year shall be applied, first, to the amount specified for such year and, second, to any such carry forward amounts).
          Section 7.15 Additional Negative Pledges. None of the Group Companies will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Loan Documents and (ii) pursuant to any document or instrument governing Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to Section 7.01 if any such restriction contained therein relates only to the asset or assets acquired in connection therewith; provided, however, that under no circumstances may the capital stock of the Borrower be subject to any pledge or lien.
          Section 7.16 Real Property Collateral. Within 90 days of the Closing Date (or such longer date as the Administrative Agent may consent to) the Collateral Agent shall have received (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent):
          (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a “Mortgage” and, collectively, the “Mortgages”) encumbering the fee interest of the Loan Parties in each real property asset owned by a Loan Party set forth on Schedule 7.16 (each an “Owned Mortgaged Property” and, collectively, the “Owned Mortgaged Properties”), together with such UCC-1 financing statements or similar notices as the Administrative Agent shall reasonably deem appropriate with respect to each such Owned Mortgaged Property;
          (ii) ALTA or other appropriate form mortgagee title insurance policies (the “Mortgage Policies”) issued by a title insurance company satisfactory to the Administrative Agent (the “Title Insurance Company”), in an amount satisfactory to the Administrative Agent with respect to each Owned Mortgaged Property, which amount reasonably shall not exceed the fair market value for each such Owned Mortgaged Property, assuring the Administrative Agent that the applicable Mortgages create valid and enforceable first priority mortgage liens on the respective Owned Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall contain such endorsements as shall be reasonably satisfactory to the Administrative Agent and for any other matters that the Administrative Agent may request, and providing affirmative insurance and such reinsurance as the Administrative Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;
          (iii) If required by the Title Insurance Company to issue a title insurance policy without a survey exception, maps or plats of an as-built survey of the sites of the Owned Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to the Administrative Agent and the Title Insurance Company, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable Mortgage Policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map; and
          (iv) if a survey is delivered and if reasonably requested by the Administrative Agent certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Administrative Agent or other evidence acceptable to the Administrative Agent that none of the improvements on the Owned Mortgaged Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a “special flood hazard” area or if any improvements on the Owned Mortgaged Properties are located within a “special flood hazard” area, evidence of a flood insurance policy (if such insurance is required by applicable Law) from a company and in an amount satisfactory to the Administrative Agent for the applicable portion of the premises, naming the Collateral Agent, for the benefit of the Lenders, as mortgagee.
ARTICLE VIII
DEFAULTS
          Section 8.01 Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each, an “Event of Default”):
          (a) Payment. Any Loan Party shall:
          (i) default in the payment within one Business Day of when due (whether by scheduled maturity, acceleration or otherwise) of any principal of any Loan; or
          (ii) default, and such default shall continue for thirty or more days, in the payment when due of any interest on the Loan, or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith.
          (b) Representations. Any representation, warranty or statement made or deemed to be made by any Loan Party herein, in any of the other Loan Documents, or in any statement or certificate delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.
          (c) Covenants. Any Loan Party shall:
          (i) default in the due performance or observance of any term, covenant or agreement contained in Section 6.03(i), 6.05, 6.07 or Article VII of this Agreement;
          (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsection (a), (b) or (c)(i) of this Section 8.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after notice thereof given by the Administrative Agent or any Lender.
          (d) Other Loan Documents. (i) Any Loan Party or Parent shall default in the due performance or observance of any term, covenant or agreement in any of the other Loan Documents and such default shall continue unremedied for a period of 30 days after notice thereof given by the Administrative Agent or any Lender, (ii) except pursuant to the terms thereof, any Loan Document shall fail to be in full force and effect or any Loan Party or Parent shall so assert in writing or (iii) except pursuant to the terms thereof, any Loan Document shall fail to give the Administrative Agent, the Collateral Agent and/or the Lenders any material security interests, liens, rights, powers and privileges purported to be created thereby.
          (e) Cross-Default. Any Group Company or Parent or any of its other Subsidiaries fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Funded Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.
          (f) Insolvency Events. (i) Any Group Company or Parent or any of its other Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against any Group Company or Parent or any of its other Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or any order for relief shall be entered against any Group Company or Parent or any of its other Subsidiaries under the federal bankruptcy laws as now or hereafter in effect.
          (g) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against any Group Company or Parent or any of its other Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance or an indemnity from a credit-worthy third party, as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, and the same shall not have been discharged, vacated or stayed pending appeal within 45 days after the entry thereof.
          (h) ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of any Group Company or Parent or any of its other Subsidiaries in an aggregate amount in excess of the Threshold Amount; (ii) there shall exist an amount of Unfunded Liabilities, individually or in the aggregate, for all Plans and Foreign Pension Plans (excluding for purposes of such computation any Plans and Foreign Pension Plans with respect to which assets exceed benefit liabilities), in an aggregate amount in excess of the Threshold Amount; (iii) any Foreign Pension Plan is not in substantial compliance with all applicable pension benefits and tax laws; (iv) any contribution required to be made in accordance with any applicable law or the terms of any Foreign Pension Plan has not been made; (v) any event has occurred or condition exists with respect to any Foreign Pension Plan that has resulted or could result in any Foreign Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable laws or having any applicable registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of the relevant pension benefits regulatory authority or being required to pay any taxes or penalties under applicable pension benefits and tax laws; (vi) an order has been made or notice has been given pursuant to any applicable pension benefits and tax laws in respect of any Foreign Pension Plan requiring any person to take or refrain from taking any action in respect thereof or that there has been a contravention of any such applicable laws; (vii) an event has occurred or a condition exists that has resulted or could result in any Group Company being required to pay, repay or refund any amount other than contributions required to be made or expenses required to be paid in the ordinary course) to or on account of any Foreign Pension Plan or a current or former member thereof; or (viii) an event has occurred or a condition exists that has resulted or could result in a payment being made out of a guarantee fund established under the applicable pension benefits laws in respect of a Foreign Pension Plan; and which, with respect to all the events and obligations described in the preceding clauses (i) through (viii) of this Section 8.01(h), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (i) Guaranties. Any Guaranty given by any Loan Parties or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such guarantor shall deny or disaffirm such Guarantor’s obligations under such Guaranty.
          (j) Impairment of Collateral. Any material security interest purported to be created by any material Collateral Document shall cease to be, or shall be asserted by any Group Company not to be, a valid, perfected, first-priority (except as otherwise expressly provided in any Loan Document) security interest in the securities, assets or properties covered thereby, other than in respect of assets and properties which, individually and in the aggregate, are not material to the Group Companies taken as a whole or in respect of which the failure of the security interests in respect thereof to be valid, perfected first priority security interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (k) Ownership. A Change of Control shall occur.
          Section 8.02 Acceleration; Delivery of Preferred Stock Election Notice; Remedies. Upon the occurrence of an Event of Default, the Required Lenders may (i) waive such Event of Default in writing (unless such Event of Default must be waived by each Lender or each Lender affected thereby as required pursuant to Section 10.01), or (ii) require the Administrative Agent (or require the Administrative Agent to require the Collateral Agent, as applicable) to, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Loan Parties except as otherwise specifically provided for herein:
          (a) Acceleration of the Loan. Declare the unpaid principal of, any accrued interest in respect of, or prepayment premium as provided in Section 2.06(c) in respect of, the Loan, and any and all other indebtedness or obligations of any and every kind owing by a Loan Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.
          (b) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.
          In addition, upon the occurrence of an Event of Default, the Required Lenders may deliver the Preferred Stock Election Notice to the Borrower, notifying the Borrower that the Lenders have exercised their right to trigger the provisions under the Parent Certificate of Designation that apply from and after the Trigger Date (as defined in the Parent Certificate of Designation).
          Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by Law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.
          In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Loan Document shall have been breached by any Loan Party, then the Administrative Agent may proceed to protect and enforce the Lenders’ rights either by suit in equity and/or by action at Law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Loan Document. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Administrative Agent acting pursuant to this paragraph shall be indemnified in accordance with Section 10.04.
          Notwithstanding anything in any Loan Document to the contrary, in the event that any Event of Default under Sections 8.01(a) through (e) or (g) through (k) of the Credit Agreement (but not following the occurrence of any other Event of Default) shall have occurred and so long as the Senior Notes are outstanding and are not then due and payable, the Administrative Agent shall not (and the Administrative Agent shall not direct the Collateral Agent to), and each Lender shall not (and each Lender shall not direct the Collateral Agent to) take any action hereunder that would result in the occurrence of an “Event of Default” (as that term is defined in the Senior Secured Note Indenture) pursuant to any of Sections 6.01(e), (f) (as to the Borrower or any of its Subsidiaries only) or (g) of the Senior Secured Note Indenture, except that in any event the Administrative Agent, the Collateral Agent and the Lenders may take possession of the Equity Interests of the Borrower or any of its Subsidiaries in accordance with the provisions of the Loan Documents.
          (c) Control. Notwithstanding anything herein to the contrary, prior to the occurrence of an Event of Default, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Group Company by the Administrative Agent, the Collateral Agent or any Lender, or affirmative or negative, direct or indirect control by the Administrative Agent, the Collateral Agent or any Lender over the management or any other aspect of the operation of the Group Company, which ownership and control remains exclusively and at all times in those Group Company.
          Section 8.03 Payments on and Redemptions of Parent Preferred Stock. Following delivery of the Preferred Stock Election Notice to the Borrower, all payments received by the Lenders or by any Agent with respect to, or redemptions of, the Parent Preferred Stock shall be deemed payments of (i) principal on the Loans, to the extent of the Base Liquidation Preference of Parent Preferred Stock redeemed, (ii) interest on the Loans, to the extent of payments of dividends on Parent Preferred Stock (including any portion of Liquidation Preference of Parent Preferred Stock redeemed attributable to the accrual of dividends) paid in cash to the extent that such amount exceeds the amount of interest hereunder attributable to an amount of principal equal to the Base Liquidation Preference of the Parent Preferred Stock to which such dividend payment relates, and (iii) prepayment premium, if any, that would be payable pursuant to Section 2.06(c) with respect to the prepayment of principal on the Loans hereunder in an amount equal to the Base Liquidation Preference, to the extent of the amount of Premium (as defined in the Parent Certificate of Designations) included in the Liquidation Preference of Parent Preferred Stock redeemed or to the extent that the cash redemption price of Parent Preferred Stock redeemed exceeds 100% of the Liquidation Preference thereof (but excluding any such amounts that exceed the prepayment premium that would be so payable hereunder). “Base Liquidation Preference” of any Parent Preferred Stock means the Liquidation Preference of such Parent Preferred Stock without giving effect to (x) the accrual of any dividends on such Parent Preferred Stock, or (y) the provisions of the Parent Certificate of Designation providing for redemption of such Parent Preferred Stock at a cash redemption price in excess of 100% of the Liquidation Preference thereof or the addition of Premium to the Liquidation Preference.
          Section 8.04 Allocation of Payments After Event of Default.
          (a) Priority of Distributions. The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of its Finance Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees, and each of the Finance Parties agrees, that, notwithstanding the provisions of Sections 2.09(b), after the exercise of remedies provided for in Section 8.02 (or after the Loan has automatically become immediately due and payable), all amounts collected or received by the Administrative Agent, the Collateral Agent or any Finance Party on account of any Finance Obligation shall be paid over or delivered in respect of its Finance Obligations as follows:
          FIRST, to pay interest on and then principal of any portion of the Loan that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;
          SECOND, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Finance Parties under the Finance Documents, including all expenses of sale or other realization of or in respect of the Collateral, including reasonable compensation to the agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other obligations owing to the Collateral Agent under the Loan Documents, including in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;
          THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of (i) each of the Lenders in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Senior Credit Obligations owing to such Lender and (ii) each Swap Creditor in connection with enforcing any of its rights under the Swap Agreements or otherwise with respect to the Swap Obligations owing to such Swap Creditor;
          FOURTH, to the payment of all of the Senior Credit Obligations consisting of accrued fees and interest;
          FIFTH, except as set forth in clauses FIRST through FOURTH above, to the payment of the outstanding Senior Credit Obligations and Swap Obligations owing to any Finance Party, Pro-Rata, as set forth below, with (i) an amount equal to the Senior Credit Obligations being paid to the Collateral Agent (in the case of Senior Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Senior Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Senior Credit Obligations, or, if the proceeds are insufficient to pay in full all Senior Credit Obligations, its Pro-Rata Share of the amount remaining to be distributed, and (ii) an amount equal to the Swap Obligations being paid to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors, with each Swap Creditor receiving an amount equal to the outstanding Swap Obligations owed to it by the Loan Parties or, if the proceeds are insufficient to pay in full all such Swap Obligations, its Pro-Rata Share of the amount remaining to be distributed;
          SIXTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.
          In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Finance Parties shall receive an amount equal to its Pro-Rata Share of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH” and “FIFTH” above.
          (b) Pro-Rata Treatment. For purposes of this Section 8.04, “Pro-Rata Share” means, when calculating a Finance Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Finance Party’s

Senior Credit Obligations or Swap Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Senior Credit Obligations or Swap Obligations, as the case may be. When payments to the Finance Parties are based upon their respective Pro-Rata Shares, the amounts received by such Finance Parties hereunder shall be applied (for purposes of making determinations under this Section 8.04 only) (i) first, to their Senior Credit Obligations and (ii) second, to their Swap Obligations. If any payment to any Finance Party of its Pro-Rata Share of any distribution would result in overpayment to such Finance Party, such excess amount shall instead be distributed in respect of the unpaid Senior Credit Obligations or Swap Obligations, as the case may be, of the other Finance Parties, with each Finance Party whose Senior Credit Obligations or Swap Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Senior Credit Obligations, Swap Obligations or Secondary Obligations, as the case may be, of such Finance Party and the denominator of which is the unpaid Senior Credit Obligations or Swap Obligations, as the case may be, of all Finance Parties entitled to such distribution.
          (c) Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 8.04, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative, if any, for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Credit Obligations and Swap Obligations owed to the Agents, the Lenders or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Swap Creditor or any Representatives thereof) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence.
ARTICLE IX
AGENCY PROVISIONS
          Section 9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Credit Suisse, Cayman Islands Branch to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints The Bank of New York to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
          Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent and the Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, respectively, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and the Person serving as the Collateral Agent hereunder, respectively, in its individual capacity. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
     Section 9.03 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent shall have any duties or obligations except those expressly set forth herein and in the other

Loan Documents. Without limiting the generality of the foregoing, the neither the Administrative Agent nor the Collateral Agent:
          (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
          (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except, in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable Law; and
          (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity.
          Neither the Administrative Agent nor the Collateral Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02), or, in the case of the Collateral Agent, as shall be directed or requested by the Administrative Agent, or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Default (or, in the case of the Collateral Agent, any other fact, event or circumstance) unless and until notice in writing describing such Default is given to the Administrative Agent or the Collateral Agent in accordance with this Agreement by the Borrower or a Lender.
          Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any recital contained in, or any statement, warranty or representation made in or in connection with, this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          Section 9.04 Reliance by Administrative Agent and Collateral Agent. The Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative

Agent and the Collateral Agent may each consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Section 9.05 Delegation of Duties. The Administrative Agent and the Collateral Agent may each perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more agents, co-agents, or sub-agents appointed by the Administrative Agent and the Collateral Agent, as applicable. Each of the Administrative Agent and the Collateral Agent and any such agent, co-agent, or sub-agent of either may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such agent, co-agent or sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such agent, co-agent or sub-agent, and, in the case of the Administrative Agent, shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein, and shall also apply to the other respective activities of the Administrative Agent or Collateral Agent.
          Section 9.06 Resignation of Agents. Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower effective after the earlier of (x) 30 days from the Borrower’s receipt of such notice and (y) the appointment of a successor Administrative Agent or Collateral Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may on behalf of the Lenders appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above; provided that if the Administrative Agent or Collateral Agent, as applicable, shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or though the Administrative Agent or the Collateral Agent, as applicable, shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent or Collateral Agent, as applicable, as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its agents, co-agents and sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent.
          Section 9.07 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral

Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          Section 9.08 Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent or Collateral Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Finance Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and the Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and the Collateral Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding;
          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
          (iii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or Collateral Agent and, in the event that the Administrative Agent or Collateral Agent, as applicable, shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent and the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and the Collateral Agent and their respective agents and counsel, and any other amounts due the Administrative Agent and the Collateral Agent under Sections 2.09 and 10.04 and under the other Loan Documents to which it is a party.
          Nothing contained herein shall be deemed to authorize the Administrative Agent or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Finance Obligations or the rights of any Lender or to authorize the Administrative Agent or Collateral Agent to vote in respect of the claim of any Lender in any such proceeding.
          Section 9.09 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:
          (i) to release (and to direct the Collateral Agent to release) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Finance Document (A) upon termination of the Commitments and payment in full of all Finance Obligations (other than contingent indemnification obligations), (B) that is sold or to be sold as part of or in connection with any sale not prohibited hereunder, or (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

          (ii) to subordinate (and to direct the Collateral Agent to subordinate) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Finance Document to the holder of any Lien on such property that is permitted by Section 7.02; and
          (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction not prohibited hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate (or to direct the Collateral Agent to release or subordinate) the interest of the Administrative Agent or the Collateral Agent in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.09.
          Section 9.10 Related Obligations. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Cash Management Obligations and to any Swap Obligations permitted hereunder from time to time owing to one or more Swap Creditors (collectively, “Related Obligations”) solely on the condition and understanding, as among the Collateral Agent and all Finance Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent and the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent and the Collateral Agent are otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Finance Party under any separate instrument or agreement or in respect of any Related Obligation, (iii) each Finance Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the Administrative Agent, the Collateral Agent and the Required Lenders, as applicable, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Senior Credit Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any Swap Creditor or holder of Cash Management Obligations or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (iv) no holder of Related Obligations and no other Finance Party (except the Lenders to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents and (v) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 10.08.
          Section 9.11 Collateral Agent. The Collateral Agent shall have all of the rights, benefits, privileges and immunities granted to the Collateral Agent under any of the Loan Documents to which it is a party, all of which are incorporated herein mutatis mutandis.
          Section 9.12 Appointment of Co-Collateral Agent.
          (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral agent or separate collateral agent or separate collateral agents, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, and rights as the Collateral Agent may consider necessary or desirable. No co-collateral agent or separate collateral agent hereunder shall be required to meet the terms of eligibility as a successor Collateral Agent under Section 9.6 and no notice to the Secured Parties of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 9.6.
          (b) Every separate collateral agent and co-collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or co-collateral agent jointly (it being understood that such separate collateral agent or co-collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate collateral agent or co-collateral agent, but solely at the direction of the Collateral Agent;
          (ii) no collateral agent shall be personally liable by reason of any act or omission of any other collateral agent under the Loan Documents; and
          (iii) the Collateral Agent may at any time accept the resignation of or remove any separate collateral agent or co-collateral agent.
          (c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then separate collateral agents and co-collateral agents, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or co-collateral agent shall refer to this Agreement and the conditions of this Article IX. Each separate collateral agent and co-collateral agent, upon its acceptance of the obligations conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.
          (d) Any separate collateral agent or co-collateral agent may at any time constitute the Collateral Agent its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and obligations shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor collateral agent.
          Section 9.13 No Other Duties, etc. Anything herein to the contrary notwithstanding, the Lead Arranger and Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE X
MISCELLANEOUS
          Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders or such other number or percentage of Lenders as may be specified herein) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that for the purposes of this Section any Loans held by the Borrower or an Affiliate of the Borrower shall be disregarded from the determination of Required Lenders; provided further that (x) the Administrative Agent and the Borrower may, with the consent of the other, amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, typographical error, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of any Agent or any Lender , (y) no such amendment, waiver or consent that affects the Administrative Agent or the Collateral Agent shall be effective without the written consent of the Administrative Agent or the Collateral Agent, as the case may be, and (z) no such amendment, waiver or consent shall:
          (i) extend or increase the Commitment or Loan of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
          (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, premium, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
          (iii) reduce the principal of, or the premium or rate of interest specified herein on, the Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
          (iv) change Section 8.04 or Section 2.08 in a manner that would alter the pro-rata sharing of payments required thereby without the written consent of each Lender;
          (v) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
          (vi) release all or substantially all of the aggregate value of the Guaranties without the written consent of each Lender; provided that the Administrative Agent may, without the consent of any Lender, release any Guarantor that is sold or transferred in compliance with Section 7.05 or as permitted by Section 9.09; or
          (vii) release in any transaction or series of related transactions all or substantially all of the Collateral securing the Senior Credit Obligations without the written consent of each Lender; provided that the Collateral Agent may, without consent from any Lender, release any Collateral that is sold or transferred by a Loan Party in compliance with Section 7.05 or released in compliance with Section 9.10(i) or (ii).

          Section 10.02 Notices; Effectiveness; Electronic Communication.
          (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Borrower or the Administrative Agent or the Collateral Agent, to the address, telecopier number, or telephone number specified for such Person on Schedule 10.02; and
          (ii) if to any Lender, to the address, telecopier number or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), provided, that, in the case of the Collateral Agent, receipt thereof is confirmed by the Collateral Agent by telephone or in writing. Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). No notice or communication to the Collateral Agent shall be deemed received by the Collateral Agent until such notice has been received by a Collateral Agent Responsible Officer.
          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, Etc. Each of Parent, Holdings, the Borrower, the Administrative Agent and the Collateral Agent may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
          (d) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrower or any other Loan Party (or in the case of the Collateral Agent, upon notices purportedly given by the Administrative Agent) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent or the Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.
          Section 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or by the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
          Section 10.04 Expenses; Indemnity; Damage Waiver.
          (a) Costs and Expenses. Holdings and the Borrower jointly and severally agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for each of the Administrative Agent and the Collateral Agent and Lenders), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder).
          (b) Indemnification. Holdings and the Borrower, jointly and severally, shall indemnify the Administrative Agent and the Collateral Agent (and any agent, co-agent or sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any outside counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of any claim, proceeding or litigation arising out of or relating to (i) the execution or delivery of this Agreement, any other Finance Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) the Loan or use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) Reimbursement by Lenders. To the extent that Holdings and the Borrower for any reason fail indefeasibly to pay any amount required under subsection (a) or (b) of this Section to be paid by it or them to each Agent (or any agent, co-agent or sub-agent thereof) or any Related Party of the foregoing, each Lender severally agrees to pay to each Agent (or any such agent, co-agent or sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against each Agent (or any such agent, co-agent or sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for each Agent (or any such agent, co-agent or sub-agent) in connection with such capacity.
          (d) Waiver of Consequential Damages. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Finance Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (e) Payments. All amounts due under this Section shall be payable not later than thirty days after receipt by Borrower of a reasonably detailed invoice therefor.
          (f) Survival. The agreements in this Section shall survive the resignation or replacement of the Administrative Agent or Collateral Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Senior Credit Obligations.
          Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, the Collateral Agent or any Lender, or the Administrative Agent, the Collateral Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand, its applicable share of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Senior Credit Obligations and the termination of this Agreement.

          Section 10.06 Successors and Assigns.
          (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except pursuant to a transaction permitted hereunder) without the prior written consent of the Administrative Agent and the Collateral Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that:
          (i) except in the case of an assignment of the entire remaining amount of the Lender’s Loan or Commitments owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Loans of an assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 and shall be an integral multiple of $500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower consent (such consent, in any such case, not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lenders’ rights and obligations under this Agreement with respect to the Loan;
          (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that such fee may be reduced or eliminated in the Administrative Agent’s sole discretion) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and appropriate tax forms.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptively correct, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
          Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (z) of the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender.
          (e) Limitation Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
          Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to it and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by a regulatory authority purporting to have jurisdiction over it, including any self-regulatory authority, such as the National Association of Insurance Commissioners; (iii) to the extent required by applicable Law or by any subpoena or similar legal process; (iv) to any other party hereto; (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis from a source other than the Borrower.
          For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, any Agent and any Lender may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or otherwise describing the names of the Loan Parties, or any of them, and the amount, type and closing date of such transactions, all at their sole expense.
          Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding trust, payroll and fiduciary accounts) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, the Collateral Agent or such Lender or any such Affiliate of any of them to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent, the Collateral Agent or such Lender, irrespective of whether or not the Administrative Agent, the Collateral Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of the Administrative Agent, the Collateral Agent or such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Administrative Agent, the Collateral Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent or such Lender or their respective Affiliates may have. The Administrative Agent, the Collateral Agent and each Lender agrees to notify the Borrower (and in the case of the Collateral Agent or a Lender, the Administrative Agent) promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans then to premium or, if it exceeds such unpaid principal or premium, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Senior Credit Obligations hereunder.
          Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent, the Collateral Agent and the Borrower and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default, and shall continue in full force and effect as long as any Loan or any other Senior Credit Obligation shall remain unpaid or unsatisfied.
          Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 10.13 Governing Law; Jurisdiction Etc.
          (a) Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER LOAN DOCUMENTS) AND THE

RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
          (b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT EACH PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EACH PARTY HERETO OR ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) Service of Process. EACH PARTY HERETO (OTHER THAN THE COLLATERAL AGENT) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          Section 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER

LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          Section 10.15 USA Patriot Act Notice; Lenders’ Compliance Certification. Each Lender that is subject to the Act (as hereinafter defined) and each of the Administrative Agent and Collateral Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information that will allow such Lender or the Administrative Agent or the Collateral Agent, as applicable, to identify the Borrower in accordance with the Act.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ORBIMAGE HOLDINGS INC.

By:

Name:
Title:

ORBIMAGE SI HOLDCO INC.

By:

Name:
Title:

ORBIMAGE SI OPCO INC.

By:

Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:

THE BANK OF NEW YORK, as Collateral Agent

By:

Name:
Title:

[LENDER NAME]

By:

Name:
Title:

S-2

EXHIBIT A
FORM OF NOTICE OF EXTENSION/CONVERSION
Credit Suisse, Cayman Islands Branch, as Administrative Agent under the
     Credit Agreement referred to below
                                                             ,
Attention:
          Re: ORBIMAGE SI Opco, Inc.
     Reference is made to the Credit Agreement, dated as of January 10, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ORBIMAGE HOLDINGS INC., a Delaware corporation (“Parent”), ORBIMAGE SI HOLDCO INC., a Delaware corporation (“Holdings”), ORBIMAGE SI OPCO INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse, Cayman Islands Branch as administrative agent (“Administrative Agent”) and The Bank of New York as collateral agent (“Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
     The Borrower hereby gives you irrevocable notice, pursuant to Section 2.04(a) of the Credit Agreement of its request for the following:
     (i) an extension, on                                         ,                     , as Eurodollar Loans having an Interest Period of                      months in an aggregate outstanding principal amount of $                                                             having an Interest Period ending on the proposed date for such continuation; and/or
     (ii) a conversion, on                                         ,                     , to Eurodollar Loans having an Interest Period of                      months in an aggregate outstanding principal amount of $                                        _.
     In connection herewith, the undersigned hereby certifies on behalf of the Borrower that no Default or Event of Default is continuing on the date hereof, both before and after giving effect to any Loan to be made on or before any date for any proposed conversion or extension set forth above.

ORBIMAGE SI OPCO INC.
By:
Name:
Title:

EXHIBIT B
NOTE

$ [ ]	New York, New York , 2006
     FOR VALUE RECEIVED, the undersigned, ORBIMAGE SI Opco Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of                      (the “Lender”) at the office of Administrative Agent (as defined below) at                                                                                                                          , New York, New York                                         , or at such other place as Administrative Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                                             ($                                        ). This Note (this “Note”) is issued in accordance with the provisions of that certain Credit Agreement, dated as of January 10, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ORBIMAGE Holdings Inc., a Delaware corporation (“Parent”), ORBIMAGE SI Holdco Inc., a Delaware corporation (“Holdings”), ORBIMAGE SI Opco Inc., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse, Cayman Islands Branch as administrative agent (“Administrative Agent”) and The Bank of New York as collateral agent (“Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
     The outstanding principal balance of the portion of the Loan evidenced by this Note shall be due and payable as provided for in the Credit Agreement.
     The Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of the Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the portion of the Loan evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement.
     Upon the occurrence and during the continuance of an Event of Default, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
     Payments received in respect of the Loan shall be applied as provided in the Credit Agreement.
     Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by the Borrower.
     THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns.

[Signature Page Follows]

ORBIMAGE SI OPCO INC.

By:

Name:

Title:

Signature Page to Note

EXHIBIT C
[Form of]
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between                                          (the “Assignor”) and                                          (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement, (ii) all of the Assignor’s shares of Parent Preferred Stock and (iii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee:

3.	Borrower: ORBIMAGE SI Opco Inc.

4.	Administrative Agent: Credit Suisse, Cayman Islands Branch, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of January 10, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ORBIMAGE SI Opco Inc., a Delaware corporation (“Borrower”), ORBIMAGE Holdings Inc., a Delaware corporation (“Parent”), ORBIMAGE SI Holdco Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement), the Lenders, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, “Administrative Agent”) and The Bank of New York, as collateral agent (in such capacity, “Collateral Agent”).

6.	Assigned Interest:

7.	Assigned Preferred Stock:

C-1

          Effective Date:                                                                                  , 20
     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:

ORBIMAGE SI OPCO INC.

By:

Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:

C-2

EXHIBIT C
ANNEX 1 to Assignment and Assumption
ORBIMAGE SI OPCO INC.
CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Parent, Holdings, the Borrower, any of their Subsidiaries or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their Subsidiaries or any other person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.01(o) or 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit H to the Credit Agreement, (vii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date and (viii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
                                        ,                     1
     This certificate is delivered pursuant to Section 6.02(b) of the Credit Agreement, dated as of January 10, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ORBIMAGE HOLDINGS INC., a Delaware corporation (“Parent”), ORBIMAGE SI HOLDCO INC., a Delaware corporation (“Holdings”), ORBIMAGE SI OPCO INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse, Cayman Islands Branch as administrative agent (“Administrative Agent”) and The Bank of New York as collateral agent (“Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
     The undersigned, a duly authorized Responsible Officer of Holdings having the name and title set forth below under his signature, hereby certifies, on behalf of Holdings, that to his or her knowledge as of the date hereof:
1.	[No Default or Event of Default exists] or [The following Default or Event of Default exists and the Borrower proposes to take the following action with respect thereto:]

2.	Since the date of the financial statements delivered to the Administrative Agent pursuant to Section [6.01(a)][6.01(b)][6.01(c)] there has been [no material change in the GAAP applied in the preparation of such financial statements] or [the following material change in the GAAP applied in the preparation of such financial statements:]
[Signature Page Follows]

[1]	Insert date of delivery of certificate.

D-1

     In Witness Whereof, the undersigned has executed this certificate on behalf of Holdings on the date first written above.

ORBIMAGE SI HOLDCO INC.
By:
Name:
Title:

[SIGNATURE PAGE TO COMPLIANCE CERTIFICATE OF DATED                                            ,                ]

EXHIBIT F
GUARANTY
I. RECITALS
          Reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ORBIMAGE SI Holdco Inc., a Delaware corporation, ORBIMAGE SI Opco Inc., a Delaware corporation, each guarantor from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse, Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”) and The Bank of New York, as the Collateral Agent (the “Collateral Agent”). As one of the conditions to making Loans to Borrower under the Credit Agreement, the Lenders have required that the undersigned (“Guarantor”), guaranty the obligations of Borrower to Administrative Agent, the Collateral Agent and the Lenders. Capitalized terms used and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement.
II. GUARANTY
          Therefore, for value received, and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to Borrower by Administrative Agent, the Collateral Agent or any Lender, Guarantor hereby unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Secured Credit Obligations. Without limiting the foregoing, the Secured Credit Obligations guaranteed hereby include all fees, costs and expenses (including attorneys’ fees and expenses) incurred by Administrative Agent, the Collateral Agent or any Lender in attempting to collect any amount due under this Guaranty or in prosecuting any action against Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations and all interest, fees, reasonable out-of-pocket costs and expenses owing to Administrative Agent, the Collateral Agent or any Lender after the commencement of bankruptcy proceedings with respect to Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations (whether or not the same may be collected while such proceedings are pending).
          Guarantor hereby agrees that this Guaranty is a present and continuing guaranty of payment and not of collection and that its obligations hereunder shall be unconditional, irrespective of (i) the validity or enforceability of the Secured Credit Obligations or any part thereof, or of any of the Financing Documents, (ii) the waiver or consent by Administrative Agent, the Collateral Agent or any Lender with respect to any provision of any Financing Document, or any amendment, modification or other change with respect to any Financing Document, (iii) any merger or consolidation of Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations into or with any Person or any change in the ownership of the equity of Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations, (iv) any dissolution of Guarantor or any insolvency, bankruptcy, liquidation, reorganization or similar proceedings with respect to Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations, (v) any action or inaction on the part of Administrative Agent, the Collateral Agent or any Lender, including without limitation the absence of any attempt to collect the Secured Credit Obligations from Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations or other action to enforce the same or the failure by Administrative Agent or the Collateral Agent to take any steps to perfect and maintain its Lien on, or to preserve its rights to, any security or collateral for the Secured Credit Obligations, (vi) Administrative Agent’s election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code, (vii) any borrowing or grant of a Lien by Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s, the Collateral Agent’s or any Lender’s claims for repayment of the Secured Credit Obligations, (ix) Administrative Agent’s, Collateral Agent’s or any Lender’s inability to enforce the Secured Credit Obligations of Borrower as a result of the automatic stay provisions under Section 362 of the Bankruptcy Code, (x) the discharge or release by Administrative Agent,

Collateral Agent and/or Lenders of Guarantor’s obligations and liabilities under this Guaranty or (xi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower, Guarantor or any other guarantor of all or part of the Secured Credit Obligations.
          Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any Liens granted by Guarantor to secure the obligations and liabilities arising pursuant to this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Guarantor agrees that if this Guaranty, or any Liens securing the obligations and liabilities arising pursuant to this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Lien to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
          No payment made by or for the account or benefit of Guarantor (including, without limitation, (i) a payment made by Borrower in respect of the Secured Credit Obligations, (ii) a payment made by any Person under any other guaranty of the Secured Credit Obligations or (iii) a payment made by means of set-off or other application of funds by Administrative Agent or any Lender) pursuant to this Guaranty shall entitle Guarantor, by subrogation or otherwise, to any payment by Borrower or from or out of any property of Borrower, and Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by any Person under this Guaranty, until the Secured Credit Obligations have been indefeasibly paid in full and the Credit Agreement has been terminated.
          Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of any bankruptcy proceeding (or other insolvency proceeding) of Borrower, protest or notice with respect to the Secured Credit Obligations and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete and irrevocable payment and performance of the obligations and liabilities (other than contingent liabilities) contained herein. No notice to Guarantor or any other party shall be required for Administrative Agent, on behalf of Administrative Agent or any Lender, to make demand hereunder. Such demand shall constitute a mature and liquidated claim against Guarantor. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent or Collateral Agent may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of the Secured Credit Obligations, without first proceeding against Borrower, any other Person or any security or collateral for the Secured Credit Obligations. Administrative Agent and Collateral Agent shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor, Borrower, any other Person, or any security or collateral for the Secured Credit Obligations, on account of the Secured Credit Obligations or of any other liability of Guarantor to Administrative Agent, Collateral Agent and Lenders arising hereunder.
          Administrative Agent, Collateral Agent and Lenders are hereby authorized, without notice or demand to Guarantor and without affecting or impairing the liability of Guarantor hereunder, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Secured Credit Obligations or otherwise modify, amend or change the terms of any Financing Document, (ii) accept partial payments on the Secured Credit Obligations, (iii) take and hold collateral for the payment of the Secured Credit Obligations, or for the payment of this Guaranty, or for the payment of any other guaranties of the Secured Credit Obligations or other liabilities of Borrower, and exchange, enforce, waive and release any such collateral, (iv) apply such collateral and direct the order or manner of sale thereof as in their sole discretion they may determine and (v) settle, release, compromise, collect or otherwise liquidate the Secured Credit Obligations and any collateral therefor in any manner.

          At any time after maturity of the Secured Credit Obligations, Administrative Agent, Collateral Agent and Lenders may, in their sole discretion, with reasonable prompt subsequent notice to Guarantor and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward payment of the Secured Credit Obligations (i) any indebtedness due or to become due from Administrative Agent, Collateral Agent or any Lender to Guarantor and (ii) any moneys, credits or other property belonging to Guarantor at any time held by or coming into the possession of Administrative Agent, Collateral Agent or any Lender or any Affiliates thereof, whether for deposit or otherwise; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent.
          Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, and any and all endorsers and other guarantors of all or any part of the Secured Credit Obligations and of all other circumstances bearing upon the risk of nonpayment of the Secured Credit Obligations or any part thereof that diligent inquiry would reveal, and Guarantor hereby agrees that neither Administrative Agent, Collateral Agent nor any Lender shall have any duty to advise Guarantor of information known to such Administrative Agent, Collateral Agent or Lender regarding such condition or any such circumstances. Guarantor hereby acknowledges familiarity with Borrower’s financial condition and that it has not relied on any statements by Administrative Agent, Collateral Agent or any Lender in obtaining such information. In the event Administrative Agent, Collateral Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to Guarantor, neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation (i) to undertake any investigation with respect thereto, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Administrative Agent, Collateral Agent or such Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information, or any other information, to Guarantor.
          Guarantor consents and agrees that neither Administrative Agent, Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of the Secured Credit Obligations. Guarantor further agrees that, to the extent that Borrower makes a payment or payments to Administrative Agent, Collateral Agent or any Lender, or Administrative Agent, Collateral Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower, its estate, trustee, receiver or any other party, including without limitation Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Secured Credit Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or cancelled.
          Guarantor also waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, or any interest under or on any Financing Document is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Secured Credit Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Administrative Agent or Collateral Agent to secure payment of the Secured Credit Obligations.
III. MISCELLANEOUS
          Guarantor hereby represents and warrants to Administrative Agent, Collateral Agent and Lenders that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) the execution, delivery and performance by Guarantor of this Guaranty and the other Financing

Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under (A) any provision of applicable law or regulation, (B) any of its Organizational Documents or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon it except for such violations, conflicts, breaches, or defaults as could not, with respect to clauses (A) and (C), reasonably be expected to have a Material Adverse Effect and (iii) this Guaranty, and each other Financing Document to which it is a party, constitutes a valid and binding agreement or instrument of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. In addition to and without limitation of the foregoing, Guarantor hereby confirms that it has reviewed the representations and warranties contained in Article V of the Credit Agreement and agrees that such representations and warranties shall be deemed to have been made by Guarantor herein and shall be fully incorporated in this Guaranty by reference thereto (provided, that Guarantor shall only be deemed to have made such representations and warranties with respect to itself and its Subsidiaries).
          No delay on the part of Administrative Agent or Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Administrative Agent or Collateral Agent of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Administrative Agent, Collateral Agent or Lenders, except as expressly set forth in a writing duly signed and delivered on Administrative Agent’s and Collateral Agent’s behalf by an authorized officer or agent thereof. Administrative Agent’s, Collateral Agent’s or any Lender’s failure at any time or times hereafter to require strict performance by Borrower or Guarantor of any of the provisions, warranties, terms and conditions contained in this Guaranty shall not waive, affect or diminish any right of Administrative Agent, Collateral Agent and Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Administrative Agent, Collateral Agent or any Lender, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Administrative Agent or Collateral Agent, as applicable, and directed to Borrower or Guarantor, as applicable, specifying such waiver. No failure or delay by Administrative Agent, Collateral Agent or any Lender in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The obligations of Guarantor under this Guaranty are secured by, among other things, that certain Security Agreement of even date herewith among Guarantor, Borrower, Collateral Agent and Administrative Agent.
          This Guaranty shall be binding upon Guarantor and their respective successors and assigns and shall inure to the benefit of Administrative Agent, Collateral Agent and Lenders and their respective successors and assigns, except that Guarantor may not assign its obligations hereunder without the written consent of Administrative Agent and the Collateral Agent. All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement; provided, that such notices shall be given to Guarantor at its address or facsimile number set forth on the signature pages hereof.
          THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. GUARANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE OR COLLATERAL AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR EXPRESSLY

SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GUARANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO GUARANTOR IN ACCORDANCE WITH THE NOTICE PROVISIONS HEREOF AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
          EACH OF GUARANTOR, ADMINISTRATIVE AGENT AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
          This Guaranty may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          In addition to and without limitation of any of the foregoing, this Guaranty shall be deemed to be a Loan Document and shall otherwise be subject to all of general terms and conditions contained in Articles IX and X of the Credit Agreement, mutatis mutandi.
[Signature page follows]

     IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor this ___day of January ___, 2006.

GUARANTOR:

ORBIMAGE SI HOLDCO INC.

By

Its

Address:

Facsimile:

Signature Page to Guaranty

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By

Name:

Title:

By

Name:

Title:

Signature Page to Guaranty

THE BANK OF NEW YORK, as Collateral Agent

By

Its

Signature Page to Guaranty

EXHIBIT G-2
This instrument was prepared
outside of the State of
Colorado by and after
recording should be
returned to:

                    County, Colorado

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS, FINANCING STATEMENT AND
FIXTURE FILING
BY

Trustor,
TO
THE PUBLIC TRUSTEE OF ADAMS COUNTY COLORADO,
the Trustee,
for the benefit of
THE BANK OF NEW YORK
as Collateral Agent and Beneficiary
Property:
12121 Grant Street, Suite 750, Thornton, Adams County, Colorado
DATED: As of                                         , 20

EXHIBIT G-2
DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF
LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING
          THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of                                         , 20                    , by ORBIMAGE SI Opco, Inc., a Delaware corporation, as trustor (“Trustor”), with its principal office at 21700 Atlantic Boulevard, Dulles, Virginia 20166, in favor of THE PUBLIC TRUSTEE OF ADAMS COUNTY, COLORADO, as trustee (together with its successor and assigns, “Trustee”), having an office at                                                             , for the benefit of THE BANK OF NEW YORK with an office at 101 Barclay Street, New York, New York 10286, in its capacity as collateral agent for the Lenders as hereinafter defined (together with any successors or assigns in such capacity, the “Agent” or “Beneficiary”).
I.
RECITALS
          WHEREAS, Trustor is the owner and holder of fee simple title in and to all of the real estate located in the County of                     and State of Colorado (the “State”), and more fully described in Exhibit A attached hereto (the “Premises”), which Premises forms a portion of the Property (as hereinafter defined);
          WHEREAS, on January 10, 2006, Trustor entered into that certain Credit Agreement by and among each of the financial institutions named therein (the “Lenders”), the Agent, Credit Suisse, Cayman Islands Branch, as Administrative Agent, ORBIMAGE SI Holdco, Inc., a Delaware corporation and Trustor as “Loan Parties” (as the same may be amended, modified or otherwise supplemented and in effect from time to time, hereinafter the “Credit Agreement”), under which the Lenders agreed to make available to Trustor certain loans in the form of a term loan to Trustor in the aggregate principal amount of Sixty Five Million Dollars ($65,000,000.00);
          WHEREAS, Trustor wishes to provide further assurance and security to the Agent and the Lenders, and pursuant to the Credit Agreement the Agent and the Lenders are requiring that Trustor grant to the Agent, on behalf of the Lenders, a security interest in and a first mortgage lien upon the Property, subject to Permitted Liens (as such term is defined in the Credit Agreement), to secure all of Trustor’s obligations under the Credit Agreement, this Deed of Trust and the Loan Documents (as such term is defined in the Credit Agreement). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
II.
THE GRANT
          NOW, THEREFORE, in order to secure the payment of the obligations of Trustor under the Credit Agreement, this Deed of Trust and the other Loan Documents that may now or hereafter become owing from Trustor to Beneficiary and the Lenders (the “Secured Indebtedness”), and in consideration of Ten and No/100 Dollars ($10.00) in hand paid by Beneficiary to Trustor, the Recitals above stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, deeds, pledges, hypothecates, sets over and confirms unto Trustee, IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION for the benefit and security of Beneficiary and its successors and assigns (for the benefit of the Lenders) forever TO HAVE AND TO HOLD the Property with all privileges and appurtenances thereunto belonging to Trustee and Trustor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Property unto Trustee and Beneficiary forever.
          The “Property” shall mean and include Trustor’s estate, right, claim and interest in and to the Premises, together with all of Trustor’s estate, right, claim and interest in and to the following described property, all of which other property is pledged primarily on a parity with the Premises and not secondarily:
     (a) all buildings, structures and other improvements of every kind and description now or hereafter erected, situated, or placed upon the Premises (the “Improvements”), together with any and all personal property now or hereafter owned by Trustor and located in or on, forming part of, attached to, used or intended to be used in connection with, or incorporated in any such Improvements, including all extensions of, additions to, betterments, renewals of, substitutions for and replacements for any of the foregoing;
     (b) all claims, demands, rights, title and interest of Trustor now owned or hereafter acquired, including without limitation, any after-acquired title, franchise, license, remainder or reversion, in and to any and all (i) land or vaults lying within the right-of-way of any street, avenue, way, passage, highway, or alley, open or proposed, vacated or otherwise, adjoining the Premises; (ii) alleys, sidewalks, streets, avenues, strips and gores of land belonging, adjacent or pertaining to the Premises or the Improvements; (iii) storm and sanitary sewer, water, gas, electric, railway and telephone services relating to the Premises and the Improvements; (iv) development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Premises or any part thereof; and (v) tenements, hereditaments, easements, appurtenances, other rights, liberties, reservations, allowances and privileges relating to the Premises or the Improvements or in any way now or hereafter appertaining thereto, including homestead and any other claims at law or in equity;
     (c) all right, title and interest of Trustor in any and all leases, subleases, management agreements, arrangements, concessions or agreements, written or oral, relating to the use and occupancy of the Premises or the Improvements or any portion thereof, now or hereafter existing or entered into (collectively “Leases”);
     (d) all rents, issues, profits, royalties, revenue, advantages, income, avails, claims against guarantors, all cash or security deposits, advance rentals, deposits or payments given and other benefits now or hereafter derived directly or indirectly from the Premises and Improvements under the Leases or otherwise (collectively “Rents”), subject to the right, power and authority granted to Beneficiary pursuant to Section 3.8 hereof;
     (e) all right, title and interest of Trustor in and to all options to purchase or lease the Premises or the Improvements or any portion thereof or interest therein, or any other rights, interests or greater estates in the rights and properties comprising the Property now owned or hereafter acquired by Trustor;
     (f) any interests, estates or other claims of every name, kind or nature, both in law and in equity, which Trustor now has or may acquire in the Premises and Improvements or other rights, interests or properties comprising the Property now owned or hereafter acquired;

     (g) all rights of Trustor to any and all plans and specifications, designs, drawings and other matters prepared for any construction on the Premises or regarding the Improvements;
     (h) all rights of Trustor under any contracts executed by Trustor with any provider of goods or services for or in connection with any construction undertaken on or services performed or to be performed in connection with the Premises or the Improvements;
     (i) all right, title and interest of Trustor in and to all tangible personal property (“Personal Property”) now or hereafter owned by Trustor and located in, on or at the Premises or the Improvements and used or useful in connection therewith, including, without limitation:
     (i) all building materials and equipment located upon the Premises and intended for construction, reconstruction, alteration, repair or incorporation in or to the Improvements now or hereafter to be constructed thereon, whether or not yet incorporated in such Improvements (all of which shall be deemed to be included in the Property upon delivery thereto);
     (ii) all machines, machinery, fixtures, apparatus, equipment or articles used in supplying heating, gas, electricity, air-conditioning, water, light, power, plumbing, sprinkler, waste removal, refrigeration, ventilation, and all fire sprinklers, alarm systems, protection, electronic monitoring equipment and devices;
     (iii) all window, structural, maintenance and cleaning equipment and rigs; and
     (iv) all Fixtures now or hereafter owned by Trustor and attached to or contained in and used or useful in connection with the Premises or the Improvements; and
     (j) all the estate, interest, right, title or other claim or demand which the Trustor now has or may hereafter have or acquire with respect to (i) proceeds of insurance in effect with respect to the Property and (ii) any and all awards, claims for damages, judgments, settlements and other compensation made for or consequent upon the taking by condemnation, eminent domain or any like proceeding, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including, without limitation, any awards and compensation resulting from a change of grade of streets and awards and compensation for severance damages (collectively “Awards”).
          The Trustor hereby covenants with the Trustee and the Beneficiary: (i) that at the execution and delivery hereof, Trustor owns the Property and has good, indefeasible estate therein, in fee simple; (ii) that the Property is free from all encumbrances and exceptions to title (and any claim of any other person) other than Permitted Liens, (iii) that it has good and lawful right to sell, mortgage and convey the Property; and (iv) that Trustor and its successors and assigns shall forever warrant and defend the Property against all claims and demands whatsoever.
III.
GENERAL AGREEMENTS
     3.1 Payment of Indebtedness. Trustor shall pay promptly and when due all amounts owing by Trustor in respect of the Secured Indebtedness at the times and in the manner provided in the Credit Agreement, the Notes evidencing the loans, this Deed of Trust, or any of the other Loan Documents. The loans which are the subject of the Credit Agreement bear interest at variable rates as provided in the Credit Agreement, and the latest final maturity date of such loans is July 1, 2008.
     3.2 Impositions. Except as otherwise permitted under the Credit Agreement, Trustor shall pay prior to delinquency all general taxes, special taxes, special assessments, water charges, sewer charges, and any other charges, fees, taxes, claims, levies, expenses, liens and assessments, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise (all of the foregoing being herein collectively referred to as “Impositions”), that may be asserted against the Property or any part thereof or Trustor’s interest therein.
     3.3 Payment of Impositions by Beneficiary. Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), Beneficiary is hereby authorized to make or advance, in the place and stead of Trustor, any payment relating to Impositions. Beneficiary may do so according to any bill, statement, or estimate procured from the appropriate public office without inquiry into the accuracy or the validity of any Impositions, lien, sale, forfeiture, or related title or claim. Beneficiary is further authorized to make or advance, in place of Trustor, unless such matter is being properly contested by Trustor in accordance with the Credit Agreement, any payment relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim, charge, or payment otherwise relating to any other purpose herein and hereby authorized, but not enumerated in this Section 3.3, whenever, in Beneficiary’s judgment and discretion, such advance is necessary to protect the full security intended to be created by this Deed of Trust. All such advances and indebtedness authorized by this Section 3.3 shall constitute Secured Indebtedness and shall be repayable by Trustor promptly upon demand.
     3.4 Intentionally Omitted .
     3.5 Intentionally Omitted.
     3.6 Intentionally Omitted.
     3.7 Prohibited Liens; Prohibited Transfers.
     (a) Except as otherwise permitted in the Credit Agreement, Trustor shall not create, suffer, or permit to be created or filed against the Property any Lien superior or inferior to the lien created by this Deed of Trust.
     (b) Except as otherwise provided in the Credit Agreement, Trustor may not sell, lease or convey all or any part of the Property or any interest therein.
     3.8 Assignment of Leases and Rents.
     (a) All right, title, and interest of Trustor in and to all Leases and Rents are hereby transferred and assigned simultaneously herewith to Beneficiary. Although it is the intention of the parties that the assignment contained in this paragraph shall be a present assignment, it is expressly understood and agreed, anything to the contrary notwithstanding, that Beneficiary shall not exercise any of the rights or powers conferred upon it by this paragraph until an Event of Default shall exist and be continuing under this Deed of Trust.

     (b) Following the occurrence of an Event of Default and during the continuance thereof, (a) Beneficiary shall have the rights and powers as are provided herein, (b) this Deed of Trust shall constitute a direction to each lessee under the Leases and each guarantor thereof to pay all Rents directly to Beneficiary without proof of the Event of Default, and (c) Beneficiary shall have the authority, as Trustor’s attorney-in-fact (such authority being coupled with an interest and irrevocable), to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Property.
     3.9 Uniform Commercial Code.
     (a) This Deed of Trust constitutes a Security Agreement as that term is used in the Uniform Commercial Code in the State (the “Code”) with respect to any part of the Property which may or might now or hereafter be or be deemed to be personal property, fixtures or property other than real estate (including all replacements thereof, additions thereto and substitutions therefor) (collectively, the “Personal Property Collateral”). All of Trustor’s right, title and interest in the Personal Property Collateral is hereby assigned to Beneficiary to secure the payment of the Secured Indebtedness.
     (b) At any time after an Event of Default has occurred and shall be continuing, Beneficiary shall have the remedies of a secured party under the Code, including without limitation, the right to take immediate and exclusive possession of the Personal Property Collateral or any part thereof. The remedies of Beneficiary hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Code shall not be construed as a waiver of any of the other remedies of the Beneficiary, including having the Personal Property Collateral deemed part of the realty upon any foreclosure so long as any part of the Secured Indebtedness remains unsatisfied.
     (c) This Deed of Trust is intended to be a “fixture filing” for purposes of the Code with respect to the items of Property which are or may become fixtures relating to the Premises upon recording of this Deed of Trust in the real estate records of the proper office. The addresses of Trustor (Debtor) and Beneficiary (Secured Party) are set forth in Section 6.2 hereof.
     (d) Trustor shall record or cause to be recorded in the County in which the Premises are located, as well as with the applicable offices of the State, such financing statements and fixture filings and any and all continuation statements or other documents or instruments as shall be necessary in order to perfect and preserve the priority of Beneficiary’s lien upon the Personal Property Collateral.
     3.10 Releases. Without notice and without regard to the consideration therefor, and to the existence at that time of any inferior liens, Beneficiary may release from the lien created hereby all or any part of the Property, or release from liability any person obligated to repay any of the Obligations, without affecting the liability of any party to any of the Notes, this Deed of Trust, or any of the other Loan Documents (including without limitation any guaranty given as additional security) and without in any way affecting the priority of the lien created hereby. Beneficiary may agree with any liable party to extend the time for payment of any part or all of the Obligations. Such agreement shall not in any way release or impair the lien created by this Deed of Trust or reduce or modify the liability of any person or entity obligated personally to repay the Obligations, but shall extend the lien created by this Deed of Trust as against the title of all parties having any interest in the Property.

     3.11 Further Assurances. Trustor agrees that, upon the request of Beneficiary from time to time, it will, at Trustor’s sole cost and expense, execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Deed of Trust. In the event that Trustor shall fail to do any of the foregoing, Beneficiary may, in its sole discretion, do so in the name of Trustor, and Trustor hereby appoints Beneficiary as its attorney-in-fact to do any of the foregoing.
IV.
EVENT OF DEFAULT AND REMEDIES
     4.1 Event of Default. The occurrence of an “Event of Default,” as such term is defined in the Credit Agreement, shall constitute an “Event of Default” under this Deed of Trust.
     4.2 Foreclosure and Sale. Upon the occurrence and during the continuance of a Default or Event of Default, Beneficiary may foreclose this Deed of Trust, either by judicial action or through Trustee. If this Deed of Trust encumbers more than one parcel of real estate, foreclosure may be by separate parcel or en masse, as Beneficiary may elect in its sole discretion. Foreclosure through Trustee will be initiated by Beneficiary’s filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales, and shall give four weeks’ public notice of the time and place of such sale by advertisement weekly in some newspaper of general circulation then published in the County or City and County in which the Property is located. Any sale conducted by Trustee pursuant to this Section shall be held at the front door of the county courthouse for such County or City and County, or on the Property, or at such other place as similar sales are then customarily held in such County or City and County, provided that the actual place of sale shall be specified in the notice of sale. All fees, costs and expenses of any kind incurred by Beneficiary in connection with foreclosure of this Deed of Trust, including, without limitation, the costs of any appraisals of the Property obtained by Beneficiary, all costs of any receivership for the Property advanced by Beneficiary, all costs of any environmental audits or tests incurred by Beneficiary and all attorneys’ and consultants’ fees incurred by Beneficiary, shall constitute a part of the Secured Indebtedness and may be included as part of the amount owing from Trustor to Beneficiary at any foreclosure sale. The proceeds of any sale under this Section shall be applied first to the fees and expenses of the Trustee or other officer conducting the sale (all of which shall be part of the obligations secured by this Deed of Trust), and then to the reduction or discharge of the Secured Indebtedness in accordance with the Credit Agreement; any surplus remaining shall be paid over to Trustor or to such other person or persons as may be lawfully entitled to such surplus. Beneficiary may bid at any such foreclosure sale, and in connection therewith Beneficiary may credit bid all or any portion of the Secured Indebtedness (including, without limitation, the Trustee’s fees and expenses, Beneficiary’s attorneys’ and appraisal fees, and all other expenses incurred by Beneficiary in undertaking the foreclosure). At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the Property sold to such purchaser and shall state that upon the expiration of the applicable periods for redemption, the holder of such certificate will be entitled to a deed to the Property described in the certificate. After the expiration of all applicable periods of redemption, unless the Property sold has been redeemed by Trustor, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be, and such deed shall operate to divest Trustor and all persons claiming under Trustor of all right, title, and interest, whether legal or equitable, in the Property described in the deed. Nothing in this Section or elsewhere in this Deed of Trust dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.
     4.3 Remedies Cumulative and Non-Waiver. No remedy or right of Beneficiary hereunder or under the Credit Agreement, or any of the Loan Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy. Each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on the occurrence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature, nor shall it extend or affect any grace period. Every remedy or right may be exercised concurrently or independently, when and as often as may be deemed expedient by the Beneficiary. All obligations of the Trustor, and all rights, powers and remedies of the Beneficiary shall be in addition to, and not in limitation of, those provided by law or in the Credit Agreement or contained in any of the Loan Documents or any other written agreement or instrument relating to any of the Secured Indebtedness or any security therefor.
     4.4 Beneficiary’s Performance of Trustor’s Obligations. Following the occurrence of an Event of Default and during the continuance thereof, Beneficiary, either before or after acceleration of the Secured Indebtedness or the foreclosure of the lien hereof and during the period of redemption, if any, may, but shall not be required to (a) make any payment or perform any act herein, in the Notes or any other Loan Document which is required of Trustor (whether or not Trustor is personally liable therefor) in any form and manner deemed expedient to Beneficiary; (b) make full or partial payments of principal or interest on any permitted prior mortgage or encumbrance and purchase, discharge, compromise or settle any tax lien or other prior lien on title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises, or contest any Impositions; and (c) complete construction, furnishing and equipping of the Improvements upon the Premises and rent, operate and manage the Premises and such Improvements and pay operating costs and expenses, including management fees, of every kind and nature in connection therewith, so that the Premises and Improvements shall be operational and usable for their intended purposes. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, shall constitute Secured Indebtedness, and shall become due and payable upon demand and with interest thereon at the Default Rate. Beneficiary, in making any payment hereby authorized: (x) for the payment of Impositions, may do so according to any bill or statement, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (y) for the purchase, discharge, compromise or settlement of any other prior lien, may do so without inquiry as to the validity or amount of any claim or lien which may be asserted; or (z) for the completion of construction, furnishing or equipping of the Improvements or the Premises or the rental, operation or management of the Premises or the payment of operating cost and expenses thereof, may do so in such amounts and to such persons as Beneficiary may deem appropriate and may enter into such contracts therefor as Beneficiary may deem appropriate or may perform the same itself.
     4.5 Right of Possession. Following the occurrence of an Event of Default and during the continuance thereof, Trustor shall, immediately upon Beneficiary’s demand, surrender to Beneficiary, and Beneficiary shall be entitled to take actual possession of the Property or any part thereof, personally or by its agent or attorneys. Beneficiary may enter upon and take and maintain possession or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of the Property, together with all documents, books, records, papers, and accounts of Trustor or the then owner of the Property relating thereto. Beneficiary may exclude Trustor, such owner, and any agents and servants from the Property. As attorney-in-fact or agent of Trustor or such owner, or in its own name Beneficiary may hold, operate, manage, and control all or any part of the Property, either personally or by its agents. Beneficiary shall have full power to use such measures, legal or equitable, as it may deem proper or necessary to enforce the payment or security of the rents, issues, deposits, profits, and avails of the Property, including actions for recovery of rent, actions in forcible detainer, and actions in distress for rent, all without notice to Trustor.
     4.6 Application of Income Received by Beneficiary. Beneficiary, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Property to the payment of or on account of the following, in such order as Beneficiary may determine: (i) to the payment of the operating expenses of the Property including cost of management thereof, established claims for damages, if any, and premiums on insurance hereinabove authorized; (ii) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; (iii) to all other items which may under the terms hereof constitute Secured Indebtedness additional to that evidenced by the Notes, with interest thereon as provided herein or in the other Loan Documents; and (iv) to all principal and interest remaining unpaid on the Notes.
     4.7 Intentionally Omitted.
     4.8 Foreclosure by Power of Sale. If Beneficiary elects to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Trustee and shall, if required, deposit with Trustee the Notes, the original or a certified copy of this Deed of Trust, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require.
     (a) Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded and delivered to Trustor such notice as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee, Beneficiary or the Lenders, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.
     (b) Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of the scheduled sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequent notice of sale, and without further notice may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.
     (c) Trustor hereby expressly waives any right which it may have to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.
     4.9 Rescission of Notice of Default. Beneficiary (on behalf of the Lenders) may from time to time rescind any notice of default or notice of sale before any Trustee’s sale as provided above, by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or the obligations secured hereby, nor otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Trustee, Beneficiary or the Lenders hereunder or thereunder.
     4.10 Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the following order of priority: first, to all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section 4.4 hereof; second, to all other items which may under the terms hereof constitute Secured Indebtedness in accordance with the Credit Agreement.
     4.11 Insurance Upon Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in repairing, restoring, replacing or rebuilding any portion of the Property, shall be used to pay the amount due in accordance with any decree of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct. In case of the foreclosure of this Deed of Trust, the court in its judgment may provide that the judgment creditor may cause a new or additional loss clause to be attached to each of said policies making the loss thereunder payable to said judgment creditor; and any such foreclosure judgment may further provide, unless the right of redemption has been waived, that in case of redemption under said judgment, then, and in every such case, the redemptory may cause the preceding loss clause attached to each insurance policy to be canceled and a new loss clause to be attached thereto, making the loss thereunder payable to such redemptory.
     4.12 Waiver of Statutory Rights. Trustor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension, or exemption laws, or any so-called “moratorium laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, and Trustor hereby waives the benefit of such laws. Trustor, for itself and all who may claim through or under it, waives any and all rights to have the Property and estates comprising the Property marshaled upon any foreclosure of the lien of this Deed of Trust, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold in its entirety. Trustor further waives any and all rights of redemption from foreclosure and from sale under any order or decree of foreclosure of the lien created by this Deed of Trust, for itself and on behalf of: (i) any trust estate of which the Premises are a part; (ii) all beneficially interested persons; (iii) each and every person acquiring any interest in the Property or title to the Premises subsequent to the date of this Deed of Trust; and (iv) all other persons to the extent permitted by the provisions of laws of the State in which the Premises are located.
     4.13 Effect of Judgment. The obtaining of any judgment by Beneficiary and any levy of any execution under any judgment upon the Property shall not affect in any manner or to any extent the Lien of this Deed of Trust upon the Property or any part thereof, or any Liens, powers, rights and remedies of Beneficiary hereunder, but such Liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.
     4.14 Request for Notice. Trustor hereby requests a copy of any notice of default and requests that any notice of sale hereunder be mailed to Trustor at the address referenced in Section 6.2 hereof. Otherwise, neither Trustee nor Beneficiary is under any obligation to notify any person or entity of any action or proceeding of any kind in which Trustor, Beneficiary and/or Trustee shall be a party, unless brought by Trustee, or of any pending sale under any other deed of trust.
V.
MISCELLANEOUS
     5.1 Trust is Irrevocable. The trust created hereby is irrevocable by the Trustor.
     5.2 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), provided, that, in the case of the Agent or Beneficiary, receipt thereof is confirmed by the Agent or Beneficiary by telephone or in writing. No notice or communication to the Agent or Beneficiary shall be deemed received by the Agent or Beneficiary until such notice has been received by a Collateral Agent Responsible Officer (as defined in the Credit Agreement).
          Notices shall be addressed as follows:
            (i)   If to Trustee:

Attention:
Tel. No.:
Telecopier No.:
            (ii)   If to Trustor:

Attention:
Tel. No.:
Telecopier No.:

with a copy to:

Attention:
Tel. No.:
Telecopier No.:
            (ii)   If to Agent or Beneficiary:
The Bank of New York

Attention:
Tel. No.:
Telecopier No.:
     5.3 Intentionally Omitted.
     5.4 Covenants Run with Land. All of the covenants of this Deed of Trust shall run with the land constituting the Premises.
     5.5 GOVERNING LAW. THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT COLORADO LAW NECESSARILY APPLIES BECAUSE THE PROPERTY IS LOCATED IN COLORADO.
     5.6 Severability. If any provision of this Deed of Trust, or any paragraph, sentence, clause, phrase, or word, or their application, in any circumstance, is held invalid, the validity of the remainder of this Deed of Trust shall be construed as if such invalid part were never included.
     5.7 Non-Waiver. Unless expressly provided in this Deed of Trust to the contrary, no consent or waiver, express or implied, by any party, to or of any breach or default by any other party shall be deemed a consent to or waiver of the performance by such defaulting party of any other obligations or the performance by any other party of the same, or of any other, obligations.
     5.8 Headings. The headings of sections and paragraphs in this Deed of Trust are for convenience or reference only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions.
     5.9 Grammar. As used in this Deed of Trust, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires.

     5.10 Deed in Trust. If title to the Property or any part thereof is now or hereafter becomes vested in a trustee, any prohibition or restriction against the creation of any lien on the Property shall be construed as a similar prohibition or restriction against the creation of any lien on or security interest in the beneficial interest of such trust.
     5.11 Successors and Assigns. This Deed of Trust shall be binding upon Trustor, its successors, assigns, legal representatives, and all other persons or entities claiming under or through Trustor. The word “Beneficiary,” when used herein, shall include each of: (i) the Agent in its capacity as collateral agent for the Lenders; and (ii) the Lenders, together with each of their successors, assigns and legal representatives.
     5.12 Counterparts. This Deed of Trust may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one Deed of Trust.
     5.13 Mortgagee in Possession. Nothing contained in this Deed of Trust shall be construed as constituting Beneficiary a mortgagee in possession in the absence of the actual taking of possession of the Property.
     5.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     5.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Deed of Trust. In the event an ambiguity or question of intent or interpretation arises, this Deed of Trust shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Deed of Trust.
     5.16 Reconveyance. If and when Trustor has paid all of the Secured Indebtedness and has strictly performed and observed all of the agreements, terms, conditions, provisions and warranties contained herein and in the Credit Agreement and in all of the Loan Documents and there exist no commitments of the Lenders under the Loan Documents which could give rise to Secured Indebtedness, Beneficiary, upon the written request of Trustor, will deliver to Trustee a written request for reconveyance, and will surrender to Trustee for cancellation this Deed of Trust; however, Beneficiary will have no obligation to deliver the written request until Beneficiary and the Lenders have been paid by Trustor, in immediately available funds, all escrow, closing, and recording costs, the costs of preparing and issuing the reconveyance, and any trustee’s or reconveyance fees. Upon Trustee’s receipt of the written request by Beneficiary and any other required documents, Trustee will reconvey, without warranty, the Property or that portion then held. To the extent permitted by law, the reconveyance may describe the grantee as the person or persons legally entitled and the recitals of any matters or facts in any reconveyance will be conclusive proof of the truthfulness of them. Neither Beneficiary nor Trustee will have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future Rents of the Property to the person legally entitled.
     5.17 Compliance with Applicable Law. Anything elsewhere herein contained to the contrary notwithstanding,
     (a) In the event that any provision in this Deed of Trust shall be inconsistent with any provision of Colorado law regarding foreclosure (the “Colorado Foreclosure Law”), the provisions of the Colorado Foreclosure Law shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with Colorado Foreclosure Law; and
     (b) If any provision of this Deed of Trust shall grant to Beneficiary (including Beneficiary acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Deed of Trust, any rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the rights that would otherwise be vested in Beneficiary or such receiver under the Colorado Foreclosure Law in the absence of said provision, Beneficiary and such receiver shall be vested with the rights granted under the Colorado Foreclosure Law to the full extent permitted by law.
     5.18 Secured Indebtedness to Include Judgments; Other Collateral. The term “Secured Indebtedness” as defined in this Deed of Trust shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Trustor to Beneficiary and/or the Lenders and/or to enforce the performance or collection of all rights, remedies, obligations, covenants, agreements, conditions, indemnities, representations, warranties, and other liabilities of the Trustor under this Deed of Trust or any or all of the other Loan Documents. The obtaining of any judgment by Beneficiary and/or the Lenders (other than a judgment foreclosing this Deed of Trust) and any levy of any execution under any such judgment upon the Property shall not affect in any manner or to any extent the lien of this Deed of Trust upon the Property or any part thereof, or any liens, powers, rights and remedies of Beneficiary and/or the Lenders hereunder, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied. Furthermore, Trustor acknowledges and agrees that the Secured Indebtedness is secured by the Property and various other collateral at the time of execution of this Deed of Trust. Trustor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Secured Indebtedness. Accordingly, Trustor acknowledges that it is in Trustor’s contemplation that the other collateral pledged to secure the Secured Indebtedness may be pursued by Beneficiary in separate proceedings in the various states and counties where such collateral may be located and additionally that Trustor will remain liable for any deficiency judgments in addition to any amounts Beneficiary and/or the Lenders may realize on sales of other property or any other collateral given as security for the Secured Indebtedness. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Deed of Trust, that the Secured Indebtedness shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding to the fullest extent permitted by applicable law.
     5.19 Survival. Even though the lien of this Deed of Trust shall be released from the Property subject to Article I, any of the terms and provisions of this Deed of Trust that are intended to survive shall nevertheless survive the release or satisfaction of this Deed of Trust whether voluntarily granted by

Beneficiary or the Lenders, as a result of a judgment upon judicial foreclosure of this Deed of Trust or in the event a deed in lieu of foreclosure is granted by Trustor to Beneficiary and/or the Lenders.
     5.20 Agent. The Agent shall have all of the rights, privileges and immunities granted to the Agent under the Credit Agreement and any of the other Loan Documents (as defined in the Credit Agreement) to which it is a party, all of which are incorporated herein mutatis mutandis.
(SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, Trustor has duly signed and delivered this Deed of Trust as of the date first above written.
     ORMIMAGE SI Opco, Inc.

By:

Name:

Title:

S-1

STATE OF	)

	)	SS
COUNTY OF	)

          On                     , 20___, before me, the undersigned, a Notary Public in and for said State personally appeared                                          known to me to be the                                          of                                         , a                                         , and acknowledged to me that such individual executed the within instrument on behalf of said corporation.
          WITNESS my hand and official seal.

Notary Public in and for
said County and State
[SEAL]

S-2

EXHIBIT A
LEGAL DESCRIPTION

A-1